                                                                   Exhibit 10.6

                       THE BASIC PROJECT CREDIT AGREEMENT

              - hereinafter referred to as the "CREDIT AGREEMENT" -

                             dated January 21, 2000

                                     between

                     LAMBDANET COMMUNICATIONS GMBH, HANNOVER

            - hereinafter referred to as "LAMBDANET" or "BORROWER" -

                                       and

           BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT, MUNICH

                     DRESDNER BANK AG, FRANKFURT AM MAIN AND

                KREDITANSTALT FUR WIEDERAUFBAU, FRANKFURT AM MAIN

            - hereinafter referred to as "the ARRANGERS" or "BANKS", each individual one referred to as "the ARRANGER" or "BANK",

            Dresdner Bank AG also referred to as "the HANDLING BANK"

             Bayerische Hypo- und Vereinsbank AG also referred to as
                       "the LEADER OF THE COLLATERAL POOL"

                           LAMBDANET CREDIT AGREEMENT
                 page 2 of the agreement dated January 21, 2000



TABLE OF CONTENTS:

Preamble                                                       4

Definitions                                                    7
1.       Extending Credit                                     11
2.       Its Purpose                                          12
3.       Using the Loans and Their Availability               13
4.       The Conditions                                       18
5.       Outlays                                              21
6.       Remunerations                                        22
7.       Term                                                 23
8.       Repayment                                            24
9.       Delay in Performance                                 27
10.      Collateral                                           28
11.      The Project Account                                  30
12.      Imposed Conditions                                   31
13.      The Prerequisites for Paying Out                     39
14.      Possibilities for Termination / Withdrawal           41
15.      Subparticipation/Transfer (Syndication)              44
16.      Final Provisions                                     45
Signatures                                                    48
Appendix 1: An Example of a Calculation                       50
Appendix 2: The Business Plan                                 54


                           LAMBDANET CREDIT AGREEMENT
                 page 3 of the agreement dated January 21, 2000



Appendix 3: Guaranty                                         56
Appendix 4: The Formal Obligation of the Shareholders        57
Appendix 5: The Requirements for Payment                     58


                           LAMBDANET CREDIT AGREEMENT
                 page 4 of the agreement dated January 21, 2000

PREAMBLE

     LAMBDANET is a German telecommunications company that was recently set up on April 21, 1999 under the name "Carriers' Carrier Gesellschaft GmbH" and that has its headquarters in 30177 Hannover, Gunther-Wagner-Alle 13, registered at the Hannover Commercial Register under HRB 57818. This company changed its name to LambdaNet Communications GmbH on October 1, 1999. The shareholders are

- FirstMark Communications Europe S.A., 6 rue St. Jean Monnet, 2180 Luxemburg (that is primarily held by FirstMark Communications International LLC with its headquarters in 660 Madison Avenue, 10021 New York, United States) and that acquired the business shares from the original shareholder FirstMark Fiber Holdings, L.L.C., Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States pursuant to the transfer agreement of the notary public Dr. Gerhard Pilger, Frankfurt am Main, dated January 19, 2000
- Dieter Finke, engineer, born on January 28, 1954, residing in Neuer Kamp 20, 29336 Nienhagen,
- Dr. Bernd Jager, born on June 10, 1963, residing in Wilhelm-Levensen-Strasse 18, 53115 Bonn,
- Dr. Stefan Sattler, born on June 20, 1965, residing in Heideweg 41, 53332 Bornheim and
-    LambdaNet Communications Mitarbeiter GbR

LAMBDANET has been furnished with equity capital amounting to 32,200,000 Euros since November 1, 1999.

     In the framework of the liberalisation of the European telecommunications market, LAMBDANET is planning to build up a pan-European network for furnishing telecommunications services. In the first stage, LAMBDANET will be building and operating up a glass-fibre network in Germany measuring 3,200 kilometres where 21 cities will be connected with one another. For this purpose, already laid blank fibre capacities (what are known as "dark fibres") of Gasline GmbH & Co. KG ("GASLINE"), Huttropstrasse 60 in Essen will be rented on long-term basis for 10 years (with an option for Lambdanet to extend the agreement for another 8 years) pursuant to the "Agreement on Using Waveguides and System Equipment Spaces" between Lambdanet and Gasline dated July 14, 1999. The optical and electronic components of the network shall be supplied by NORTEL DASA pursuant to the turnkey general contractor agreement dated September 21, 1999 between Lambdanet and Nortel DASA Network Systems GmbH & Co. KG with its headquarters in Hahnstrasse 37 - 39, 60528 Frankfurt am Main (hereinafter referred to as "NORTEL DASA") for 46,539,974 German Marks. Lambdanet shall undertake configuring the network itself. The network is planned for operation by January 1, 2000.

     In this process, we are primarily intending to offer these products and services to other telephone companies and Internet service providers ("Carriers' Carrier" business) that do not have their own infrastructure or that would like to extend their capacities in this fashion. LAMBDANET is offering the following products at the moment:

                           LAMBDANET CREDIT AGREEMENT
                 page 5 of the agreement dated January 21, 2000

- "managed bandwidth", meaning that the customer purchases a certain transmission capacity (generally STM-1 (this is the standard for bit-rate transmissions of 155 megabits per second) or higher) between two or several connecting points (what are known as "points of presence") between his network and Lambdanet's network. Here, Lambdanet guarantees the availability of this capacity on these routers based upon certain service level agreements (SLA's). The customer's transmission is brought up to the point of presence with Lambdanet and fed into the transportation network with Lambdanet's equipment.

- "wavelengths", meaning that the customer purchases the exclusive right of using a certain wavelength on certain routes. The carrier only provides the photonic equipment such as laser equipment, amplifier units or other hardware required for transporting data. All of the routers (SDH component parts) come from the purchaser of the wavelength. This means that the customer will have its "own" exclusive virtual fibre branch de-facto at significantly lower costs than "genuine" blank fibre capacities.

- "co-location", meaning providing areas for installing / operating the customer's component parts at each of Lambdanet's point of presence. These areas are generally standardised in "racks" (standardised sizes for switchboxes). The customer is provided with the power supply, air conditioning, 24-hour access and being in the immediate area of the points of presence.

     The following loan serves the purpose of financing the project of LAMBDANET described above. The banks shall make the availability of portions of the overall loan dependant upon LAMBDANET's initial success. There is agreement on quantifying this initial market success by means of purchase contracts. The total loan shall be paid back from the cash flow earned from the project. The cash flow shall be forecast in the Business Plan dated November 12, 1999 (Version 6.9) as per Appendix 2 of the Credit Agreement.

                           LAMBDANET CREDIT AGREEMENT
                 page 6 of the agreement dated January 21, 2000

DEFINITIONS

ANNUALISED EBITA means EBITA multiplied by 2

GUARANTOR is NORTEL DASA and/or a third party that the ARRANGERS accept

BUSINESS PLAN means the 5-year projections for the PROJECT passed by the management in each case and submitted to the lenders including the profit and loss account, the balance sheet, the cash flow forecast and strategic planning with an appropriate degree of details for implementing these projects.

CASH FLOW AVAILABLE FOR SERVICING THE DEBT means the consolidated profit for the year/not loss for the year (the net income) of the BORROWER in the last 6-month period of time plus

(i) lowering the working capital without taking the liquid funds into consideration during this period of time
(ii) interest and other financial expenditures payable towards the TOTAL DEBT during this period of time
(iii) depreciation during this period of time, and
(iv)  drawing on the equity-like contribution during this period of time.

minus

(i) increases in the working capital without including the liquid funds during this period of time and
(ii) investment expenditures that were made during this period of time.

EBITA (EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTISATION) means the net turnover for the last 6-month period of time in each case minus the working capital before the BORROWER's extraordinary income/expenditures, interest income/expenditures, taxes and depreciation.

EQUITY-LIKE CONTRIBUTIONS are calculated as the total of the capital paid in (subscribed capital plus capital reserves), secondary partner's loans and/or other secondary loans and deferred payments under the GASLINE LOAN AGREEMENT, presuming that the former is unambiguously of a secondary nature. The capitalised amount shall be included up to a maximum 12.3 thousand million German Marks until the convertible bond is exercised.

EXCESS CASH FLOW means the CASH FLOW AVAILABLE FOR SERVICING THE DEBT minus the SENIOR DEBT SERVICE for the last 6-month period of time in each case.

FIELD ACCEPTANCE means that the liquidating bank has a confirmation from the BORROWER (FIELD ACCEPTANCE CERTIFICATE) on field acceptance as settled in the additional agreement dated December 12, 1999 on the NORTEL DASA AGREEMENT.

GASLINE means GasLINE Telekommunikationsgesellschaft deutscher
Gasversorgungs-unternehmen mbH & Co. KG, Huttropstrasse 60, Essen.

GASLINE LOAN AGREEMENT means the loan agreement and convertible bond dated July 14, 1999, notary's document register 99/00147 of the notary public Hans-Friedrich Kreyer in Bochum between Lambdanet and GasLINE.

                           LAMBDANET CREDIT AGREEMENT
                 page 7 of the agreement dated January 21, 2000

GASLINE LIGHTWAVE AGREEMENT means the agreement on using the optical waveguides and system equipment rooms dated July 14, 1999 between LAMBDANET and GASLINE.

GASLINE AGREEMENTS means the GASLINE LIGHTWAVE AGREEMENT and the GASLINE LOAN AGREEMENT.

GROUP means FirstMark Fiber Holdings LLC or FirstMark Communications Europe S.A. if the business shares are effectively transferred pursuant to the contract dated January 19, 2000 before the notary public Dr. Pilger, including associated companies in the intendment of Sections 15 ff. of Aktiengesetz (the German Stock Corporation Act) and LAMBDANET.

ACCUMULATED TURNOVER means the total accumulated net turnover of the BORROWER from usual business activities from the time of setting up the company to each test date less the expenditures for the capacity in the local loop area purchased on behalf of the customer.

NETWORK ACCEPTANCE means that the liquidating bank has a confirmation from the BORROWER (NETWORK ACCEPTANCE CERTIFICATE) that all of the PROJECT's technical specifications are met (as agreed upon in the NORTEL DASA AGREEMENT).

NORTEL DASA AGREEMENT is the schedule-bound general contractor agreement amounting to 46,539,974 German Marks concluded on September 21, 1999 between NORTEL DASA and the BORROWER and each of the additional and supplementary agreements accepted by the lenders, especially the additional agreement dated December 31, 1999.

DEBT SERVICE COVERAGE RATIO means the CASH FLOW AVAILABLE FOR DEBT SERVICE divided by SENIOR DEBT SERVICE for the next 6 months.

PROJECT means the BORROWER building up and operating a glass-fibre network in Germany measuring 3,200 kilometres where 21 cities will be connected with one another as well as providing and marketing products and services for this purpose including the products and services mentioned in the preamble.

PROJECT AGREEMENTS include all of the essential agreements of LAMBDANET in connection with building, installing, putting into service, operating, insuring and maintaining the PROJECT, especially the GASLINE AGREEMENTS, the NORTEL DASA AGREEMENT and other supply contracts with a volume of Euro 2,500,000, use agreements for glass fibres with third parties, telecommunications licenses, interconnection agreements, service contracts with a volume of over Euro 500,000, all of the permits required for implementing the PROJECT and the purchasing contracts and insurance policies; the assignment agreement with NORTEL DASA and the Fee and Undertaking Letter issued by NORTEL DASA.

QUALIFIED PURCHASING AGREEMENT: a purchasing agreement that is concluded becomes a qualified purchasing agreement after the contracting party examines it through bank reference with the net contractual value (including the installation fee) and this has a positive outcome for the next 12 months after signing the purchasing agreement, however no later than to the first possible date of termination. Should a qualified purchasing agreement be terminated ahead of time or the contracting party be in arrears with his obligations to pay, the contractual value shall not be reported in the further calculation.

                           LAMBDANET CREDIT AGREEMENT
                 page 8 of the agreement dated January 21, 2000

SENIOR DEBT means all of the outstanding amounts under TRANCHES A and B on each effective date plus the BORROWER's other collateralised or non-collateralised liabilities (indebtedness) that rank pari passu to this CREDIT AGREEMENT including any obligations from interest and currency securing transactions.

SENIOR DEBT SERVICE means the total of interest expenditures, other financial expenditures and obligatory amortisation for the SENIOR DEBT.

TOTAL DEBT means the total consolidated indebtedness of the BORROWER on each effective date.

INTEREST COVER RATIO means EBITA divided by the total of interest expenditures and financial expenditures for the TOTAL DEBT for the next 6 months.

                           LAMBDANET CREDIT AGREEMENT
                 page 9 of the agreement dated January 21, 2000

1.    EXTENDING CREDIT

1.1   The BANKS extend a loan facility amounting to

      EURO 56,000,000

      (in words: FIFTY-SIX million Euros)

      to the BORROWER.

1.2 A part of this amount shall be made available amounting to as much as EURO 10,000,000 (in words: TEN million Euros) as a revolving Euro loan (hereinafter referred to as "TRANCHE A")

1.3 A part of this amount shall be made available amounting to EURO 46,000,000 (in words: FORTY-SIX million Euros) as a non-revolving Euro loan (hereinafter referred to as "TRANCHE B")

1.4 TRANCHE A and TRANCHE B together shall be hereinafter designated as "LOANS".

                           LAMBDANET CREDIT AGREEMENT
                 page 10 of the agreement dated January 21, 2000

2.    ITS PURPOSE

2.1 The amounts paid out under the LOANS shall exclusively serve the purpose of financing investments and the corresponding expenditures including the requirements for working capital in connection with the PROJECT of the BORROWER pursuant to the BUSINESS PLAN presented as a summary in Appendix
      2. Deviations within the individual items that are more than an accumulated EURO 500,000 shall require the consent in writing of the BANKS.

2.2 In this process, TRANCHE A shall be used for the requirements of intermediate financing and working capital. TRANCHE B shall serve the purpose of financing the initial network configuration by purchasing components from NORTEL DASA pursuant to the NORTEL DASA AGREEMENT, the operative initial losses in accordance with the BUSINESS PLAN dated November 12, 1999 pursuant to Appendix 2 and, if necessary, for extended investments in accordance with each current BUSINESS PLAN.

                           LAMBDANET CREDIT AGREEMENT
                 page 11 of the agreement dated January 21, 2000

3.    USING THE LOANS AND THEIR AVAILABILITY

3.1 The BORROWER may only claim the LOANS for the first time 3 BANK WORKING DAYS after complying with all of the prerequisites for pay-out pursuant to Number 13 of the agreement hereto and pursuant to the specification of the subsequent conditions. The LIQUIDATING BANK shall confirm without delay that the prerequisites for pay-out specified in Number 13 of the agreement hereto have been complied with in writing.

3.2 The period of time of paying out TRANCHE A shall run until November 30, 2006. The period of time of payments for funds drawn under TRANCHE B shall run to December 31, 2001 in the absence of other stipulations in the following. The remaining amount from TRANCHE B that is not claimed at this point in time shall become forfeited.

3.3   THE MAXIMUM AMOUNT AVAILABLE UNDER TRANCHE A IN EACH CASE

3.3.1 Euro 6,000,000 shall be available under TRANCHE A as long as the availability covered by the agreement under TRANCHE B is below Euro 40,000,000, meaning that QUALIFIED PURCHASING AGREEMENTS amounting to under Euro 20,000,000 have been submitted.

3.3.2 As soon as the availability covered by the agreement under TRANCHE B reaches or exceeds Euro 40,000,000, meaning that QUALIFIED PURCHASING AGREEMENTS amounting to at least Euro 20,000,000 have been submitted, the availability under TRANCHE A increases to Euro 10,000,000.

3.4   THE AVAILABILITY UNDER TRANCHE B

      The amount available under TRANCHE B shall be calculated from the total of the available amount covered by the agreement and the available amount covered by the guaranty as follows:

3.4.1 THE AMOUNT AVAILABLE THAT IS COVERED BY GUARANTY UNDER TRANCHE B:

      As soon as TRANCHE A is claimed at Euro 6,000,000 for the first time and the maximum amount of guaranty of NORTEL DASA specified in Number 13 is effective, amounts up to the value of the supplies and services furnished based upon the NORTEL DASA AGREEMENT as the GUARANTOR and BORROWER as it was confirmed it in writing to the LIQUIDATING BANK shall be available to a maximum of Euro 23,000,000.
      Provided that NETWORK ACCEPTANCE has taken place and the NETWORK ACCEPTANCE CERTIFICATE was submitted to the banks, the available amount covered by the guaranty shall be finally reduced in accordance with the available amount covered by the agreement increasing as a result of further QUALIFIED PURCHASING AGREEMENTS being concluded as soon as the available amount under Trance B reaches or exceeds a total of Euro 40,000,000 (refer to Appendix 1).

                           LAMBDANET CREDIT AGREEMENT
                 page 12 of the agreement dated January 21, 2000

3.4.2    THE AMOUNT COVERED BY AGREEMENT THAT IS AVAILABLE UNDER TRANCHE B:

3.4.2.1 A further maximum of Euro 17,000,000 beyond the amount specified under 3.3.1, i.e. a total of Euro 40,000,000, shall be available under TRANCHE B as soon as it is permissible to claim Euro 15,000,000 in accordance with the following calculation on the pay-out date for funds drawn (meaning there are QUALIFIED PURCHASING AGREEMENTS amounting to Euro 7,500,000) at the amount resulting from the following calculation:
         (also refer to Appendix 1):

         The total of the net contractual values (including the installation fee) of QUALIFIED PURCHASING AGREEMENTS x a factor of 2.

3.4.2.2 A further maximum of Euro 6,000,000 shall be available under TRANCHE B when it is permissible to claim Euro 40,000,000 and more because QUALIFIED PURCHASING AGREEMENTS have been submitted in accordance with the calculation under Number 3.4.2.1 of the agreement hereto. The prerequisite of this is the fact that QUALIFIED PURCHASING AGREEMENTS have been submitted with a net contractual value (including the installation fee) of more than Euro 20,000,000.

3.4.2.3 The maximum amount available covered by the agreement under TRANCHE B shall be reduced after the availability of claims covered by guaranty under TRANCHE B expire as of June 15, 2000 by the amount of the claim covered by guaranty as defined in Number 4.2 of the agreement hereto.

3.4.2.4 The maximum available amount covered by the agreement under TRANCHE B shall be tested by the LIQUIDATING BANK within three bank working days after the QUALIFIED PURCHASE CONTRACTS have been submitted, however ascertained at a maximum of twice per calendar month. The LIQUIDATING BANK shall inform the BORROWER, the GUARANTOR and the BANKS of the result of ascertaining this and the maximum available amount covered by the agreement that results from this without delay in writing. The division of availability established by the LIQUIDATING BANK shall continue to apply until the next ascertainment and shall be recognised as binding by the BORROWER, the GUARANTOR and the BANKS subject to obvious errors.

3.5 The BORROWER shall submit a request for payment in writing to the LIQUIDATING BANK before drawing funds each time or before later prolongations no later than by 10 o'clock Frankfurt time on the fourth BANK WORKING DAY before the desired date of claiming using the sample made available by the BANKS and attached in Appendix 6. It has to have the following minimum content:

            -  the amount to be called up
            - the desired date of claim within the period of payment pursuant to Numbers 3.2 and 3.4 of the agreement hereto that is on a BANK
               WORKING DAY pursuant to Number 3.11 of the agreement hereto,
            -  the desired period of locking interest and the desired partial amount pursuant to the specifications of Numbers 3.6 and 3.7 of the agreement hereto that have to be chosen in such a fashion that the amount of obligatory amortisation due on each effective date pursuant to Number 8 of the agreement hereto is covered by the amount of one or several drawings that are due on this day,

                           LAMBDANET CREDIT AGREEMENT
                 page 13 of the agreement dated January 21, 2000

            - the purpose (funds that are not intended for the requirements of working capital have to be documented by submitting invoices from amounts of Euro 100,000 upwards) and the desired tranche that it is supposed to be drawn under.

If the BORROWER does not provide information on the period of locking interest, provides it late or incompletely, the further claim shall be made as a Euro loan with a period of locking interest of 3 months reserving ourselves the right in the regulation in Numbers 3.6 and 3.11 of the agreement hereto. However, if an amount of obligatory amortisation was due within four months since the end of the current interest period, it shall be made with a period of locking interest that ends with the date of payment due of the amount of obligatory amortisation. A request for payment may not be revoked and it shall constitute the BORROWER's duty of acceptance.

3.6 The BORROWER may claim TRANCHE B as a Euro loan with periods of locking interest (hereinafter referred to as the "PERIOD OF LOCKING INTEREST") of 1, 2, 3 or 6 months in a maximum of 20 partial amounts. PERIODS OF LOCKING INTEREST that deviate from this shall only be possible with the consent of the LIQUIDATING BANK. The partial amounts may not fall below a minimum amount of Euro 2,000,000 and have to be whole-number multiples of Euro 500,000. At least 10 BANK WORKING DAYS have to be between two dates of claiming. The first PERIOD OF LOCKING INTEREST shall begin on the first date claiming and shall end on the last day of the PERIOD OF LOCKING INTEREST. Each subsequent PERIOD OF LOCKING INTEREST shall begin with the expiration of the previous PERIOD OF LOCKING INTEREST. Notwithstanding the statements above, the first PERIOD OF LOCKING INTEREST shall expire under TRANCHE B for all claims (with the exception of the first claim) on the same day as the current PERIOD OF LOCKING INTEREST for all of the previous claims. These claims shall then be consolidated on the last day of this PERIOD OF LOCKING INTEREST in each case and shall be treated as one claim.

3.7 The BORROWER may claim Euro loans under TRANCHE A with PERIODS OF LOCKING INTEREST of 1, 2, 3 and 6 months. PERIODS OF LOCKING INTEREST that deviate from this shall only be possible with the consent of the LIQUIDATING BANK. The partial amounts may not fall below a minimum amount of Euro 500,000 and have to be whole-number multiples of 100,000.

3.8 Euro loans shall be extended under the proviso of the availability of the corresponding funds on the Euro market. If it is not possible to use it as a Euro loan, it shall be claimed pursuant to the specifications of the agreements to be made between the BORROWER and LIQUIDATING BANK in this case.

3.9 It shall not be possible to re-extend the borrowed funds of Tranche B. Tranche A may be used on a revolving basis.

3.10 The LOANS shall be posted to the account 1 024 061 (pay number of the BORROWER at the LIQUIDATING BANK) of the BORROWER with the LIQUIDATING BANK, Friedrichshafen branch office, bank code number 651 800 05. The LIQUIDATING BANK shall notify the BORROWER of the corresponding sub-accounts for TRANCHE A and TRANCHE B separately.

                           LAMBDANET CREDIT AGREEMENT
                 page 14 of the agreement dated January 21, 2000

3.11 BANK WORKING DAYS in the intendment of the agreement hereto shall be days when banks are open in Munich and Frankfurt and when the European payment system TARGET is available for fulfilling payments in EUROS. If the last day of a PERIOD OF LOCKING INTEREST does not fall upon a BANK WORKING DAY, the PERIOD OF LOCKING INTEREST shall end on the subsequent BANK WORKING DAY. If this day fell upon the next calendar month, the PERIOD OF LOCKING INTEREST shall end as early as on the previous BANK WORKING DAY.

                           LAMBDANET CREDIT AGREEMENT
                 page 15 of the agreement dated January 21, 2000

4.       THE CONDITIONS

4.1 An interest rate based upon EURIBOR shall be agreed upon for claiming TRANCHE A plus the applicable margin pursuant to Number 4.3 of the agreement hereto.


4.2 An interest rate shall be agreed upon for claims on TRANCHE B covered by guaranty based upon EURIBOR plus a margin of 1.00% p.a. An interest rate shall be agreed upon for claims on TRANCHE B covered by the agreement (as defined in the following) based upon EURIBOR plus the applicable margin pursuant to Number 4.3.

         Regardless of whether QUALIFIED PURCHASING AGREEMENTS have been submitted, claims under TRANCHE B to an amount of the value of the supplies and services from the NORTEL DASA CONTRACT confirmed by the GUARANTOR and BORROWER for the purpose of the agreement hereto, however no more than amounting to Euro 23,000,000 with the proviso of the regulation below, shall be deemed as claims covered by guaranty. Presuming that NETWORK ACCEPTANCE has taken place and a NETWORK ACCEPTANCE CERTIFICATE has been submitted to the banks, the amount of the claims covered by guaranty shall be reduced as soon as the total of the amounts available under TRANCHE B reach Euro 40,000,000 by the amount that it exceeds Euro 40,000,000 pursuant to the calculation presented in Number 3.4.2.1 based upon QUALIFIED PURCHASING AGREEMENTS being submitted on a date of ascertaining that has to be before June 30, 2000 (hereinafter referred to as "claims covered by guaranty").

         To the extent that claims under TRANCHE B shall be not deemed as claims covered by guaranty, they shall be deemed as claims covered by the agreement (hereinafter referred to as "claims covered by the agreement").


         The conditions settled in Clause 4 shall also apply independent of the duration of each PERIOD OF LOCKING INTEREST from the next BANK WORKING DAY following a date of ascertaining pursuant to Number 3.4.2.4. The LIQUIDATING BANK shall notify the BORROWER, the GUARANTOR and the BANKS of the amounts of the claims covered by guaranty and covered by the agreement together with the notification pursuant to Number 3.4.2.4 of the agreement hereto.

4.3 The applicable margin (hereinafter referred to as the "applicable margin") for claims of TRANCHE A and claims covered by the agreement of TRANCHE B shall be ascertained as follows depending upon the ratio of the "senior debt: EBITA":

               SENIOR DEBT: EBITA                        applicable margin
               ------------------
               negative or above 6.00 x                  3.75% p.a.
               4.50 - 6.00 x                             3.50% p.a.
               3.50 - 4.49 x                             3.25% p.a.
               2.50 - 3.49 x                             2.75% p.a.
               below 2.50 x                              1.75% p.a.

         The applicable margin for claims covered by the agreement may be reduced up to a maximum of 0.35% points during the entire period of credit extension per calendar half-year. Under the proviso of the regulation in Number 4.2, it shall apply from the

                           LAMBDANET CREDIT AGREEMENT
                 page 15 of the agreement dated January 21, 2000

         next day of locking interest after submitting the appropriate monthly or quarterly report to the LIQUIDATING BANK.

4.4 EURIBOR designates the average interest rate stated as a per annum interest rate that is ascertained based upon listings of leading banks on the European Interbank EURO market for borrowing money in Euros for a period of time that corresponds to each PERIOD OF LOCKING INTEREST and that is published 2 BANK WORKING DAYS before the beginning of each PERIOD OF LOCKING INTEREST at about 11 o'clock Brussels time on page 248 of the Bridge Telerate Service.

4.5 If an appropriate interbank rate is not published on this day, the interbank rate shall be calculated for the appropriate interest period as the arithmetic mean rounded to the next 1/16% of the interest rates per annum that is announced to the BANKS at about 11 o'clock Frankfurt time 2 BANK WORKING DAYS before the first day of each PERIOD OF LOCKING INTEREST by three large-scale banks for large-scale banks to borrow money at a German bank place amounting to each claim in German Marks for the duration of each interest period.

4.6 If the BANKS have only been submitted designations from two large-scale banks, the interbank rate shall be announced based upon the designations of these two large-scale banks. If there are not designations from at least two large-scale banks available, the interest rate for the appropriate interest period shall consist of the margin pursuant to Number 4.1 of the agreement hereto and the actual re-financing costs of the BANKS for amounts that correspond to the amount, currency and interest period of each claim.

4.7 The interest shall be paid at the end of a PERIOD OF LOCKING INTEREST with PERIODS OF LOCKING INTEREST of up to three to four months, otherwise quarterly retroactively. The interest and the loan commitment fee shall be calculated in accordance with the Euro interest method on the basis of a 360-day year (365/360 or 366/360 days).

4.8 The loan commitment fee for the LOANS shall be 0.875% per annum for the borrowed funds committed, but not claimed, beginning on the day of signing the credit AGREEMENT. The loan commitment fee shall be calculated decursively on a quarterly basis and called in from the project account product Number 3.10 of the LIQUIDATING BANK.

                           LAMBDANET CREDIT AGREEMENT
                 page 17 of the agreement dated January 21, 2000

5.       OUTLAYS

         The BORROWER has to reimburse the BANKS all costs and other expenditures that they incur or are incurred (especially external rights, consultation and examination costs) in connection with negotiating, concluding, implementing and syndicating the agreement hereto or the claims based upon this for the BANKS because of consulting external offices. To the extent that costs and expenditures are incurred above Euro 10,000 for individual measures such as appointing external experts or over Euro 150,000 altogether, the prior consent of the BORROWER shall be obtained for this or further measures.

                           LAMBDANET CREDIT AGREEMENT
                 page 18 of the agreement dated January 21, 2000

6.       REMUNERATIONS

         The BANKS shall receive a one-time remuneration for

-        structuring (a structuring fee/arranging fee)
-        underwriting (an underwriting fee) and
-        syndicating (the up-front fee).

Beyond this, an annual remuneration shall accrue for handling LOANS and administrating collateral that shall be payable to the LIQUIDATING BANK or the COLLATERAL POOL LEADER.

The amount of these remunerations shall be established in a separate remuneration letter. One-time remuneration shall be payable within 30 days after signing the agreement hereto. The annual remuneration shall also be payable within 30 days after signing the agreement hereto for the first year and afterwards in accordance with the remuneration letter.

                           LAMBDANET CREDIT AGREEMENT
                 page 19 of the agreement dated January 21, 2000

7.       TERM

         The LOANS shall have a term to DECEMBER 31, 2006.

                           LAMBDANET CREDIT AGREEMENT
                 page 20 of the agreement dated January 21, 2000

8.       REPAYMENT

8.1      OBLIGATORY AMORTISATION

         All of the amortisation specified in Number 8.1 shall be OBLIGATORY AMORTISATION.

8.1.1 TRANCHE B shall be amortised in 10 semi-annual rates, for the first time on JUNE 30, 2002. The amount of the semi-annual rates shall be ascertained by the repayment percentages of the outstanding amount of TRANCHE B as per December 31, 2001 specified in the following:



                    June 30, 2002                              5.00%
                    December 31, 2002                          5.00%
                    June 30, 2003                              7.50%
                    December 31, 2003                          7.50%
                    June 30, 2004                             11.25%
                    December 31, 2004                         11.25%
                    June 30, 2005                             12.50%
                    December 31, 2005                         12.50%
                    June 30, 2006                             13.75%
                    December 31, 2006                         13.75%


8.1.2 Claims covered by guaranty under TRANCHE B and calculated pursuant to the specification of Number 4.2 of the agreement hereto shall be paid back on June 15, 2000 in addition to the amortisation mentioned above pursuant to Number 8.1.1.

8.1.3 TRANCHE A claimed shall be amortised no later than at the end of the term.

8.1.4 If the amount available under TRANCHE B is reduced in retrospect as a result of QUALIFIED PURCHASING AGREEMENTS not being applicable and if funds are drawn that exceed this reduced amount available, the amounts that exceed the available amount shall be paid back within 30 days after the QUALIFIED PURCHASING AGREEMENTS not being applicable unless the amount available is raised within the period of time mentioned above by submitting new QUALIFIED PURCHASING AGREEMENTS to at least the amount that also covers the amount exceeded.

8.2 If a day of repayment falls upon a day that is NOT a BANK WORKING DAY pursuant to Number 3.11 of the agreement hereto, the subsequent BANK WORKING DAY

                           LAMBDANET CREDIT AGREEMENT
                 page 21 of the agreement dated January 21, 2000

         shall be the day of repayment unless this day falls upon the next calendar month. Then the day of repayment is the next previous BANK WORKING DAY. The term of the LOANS shall be extended or shortened correspondingly.

8.3 The BORROWER shall ensure with the selection of the PERIODS OF LOCKING INTEREST and the amount of the claim that the last day or its amount agrees with the date of payment due of the OBLIGATORY AMORTISATION. Otherwise, he shall be owe the BANKS compensation for prepayment.

8.4 Apart from the OBLIGATORY AMORTISATION pursuant to Number 8.1, voluntary special amortisation shall also be possible amounting to whole-number multiples of Euro 1 million on TRANCHE B towards the end of a PERIOD OF LOCKING INTEREST. The BORROWER shall notify the LIQUIDATING BANK of voluntary special amortisation ten BANK WORKING DAYS before amortisation in writing. They shall be set off against the outstanding OBLIGATORY AMORTISATION of TRANCHE B that was due last.

8.5 Apart from amortisation pursuant to Number 8.1, the following OBLIGATORY AMORTISATION (hereinafter referred to as "OBLIGATORY SPECIAL AMORTISATION") shall be paid on TRANCHE B:

         a) OBLIGATORY SPECIAL AMORTISATION amounting to 100% of the income from a purchase of an investment or asset after June 30, 2000 over an accumulated value of more than Euro 500,000 that is not reinvested in the project again within 3 months.

         b) OBLIGATORY SPECIAL AMORTISATION amounting to 50% of the EXCESS CASH FLOW. The EXCESS CASH FLOW shall be used as a basis on a quarterly basis for the first time on December 31, 2001 to ascertain whether OBLIGATORY SPECIAL AMORTISATION shall be paid from EXCESS CASH FLOW. The OBLIGATORY SPECIAL AMORTISATION shall no longer be applicable as soon as the reference number of the "consolidated SENIOR DEBT to the consolidated ANNUALISED EBITA" falls below 1.0 to 1.0 and remains under this value afterwards on three consecutive quarterly effective dates pursuant to Number 12.4.3.

         The OBLIGATORY SPECIAL AMORTISATION shall be paid at the end of the current PERIOD OF LOCKING INTEREST. They shall be set off against the outstanding OBLIGATORY AMORTISATION due last.

         All of the OBLIGATORY SPECIAL AMORTISATION has to be made in a minimum amount of Euro 200,000 and make up a whole-number multiple of Euro 100,000. To the extent that it falls below the minimum amount, the obligation for special amortisation shall no longer apply.

                           LAMBDANET CREDIT AGREEMENT
                 page 22 of the agreement dated January 21, 2000

9.       DELAY IN PERFORMANCE

         Should the BORROWER come wholly or partly into arrears with his obligations to pay from the agreement hereto or the BANKS terminate pursuant to Number 14 of the agreement hereto because of delay in performance, the BANKS shall be entitled to assert an interest rate amounting to the interest rate settled under Number 4.1 plus 1.5% per annum for the period of time from the delay in performance until the amounts are received as damage caused by delayed performance. The claim to replacing further damage shall remain unaffected by this. The BORROWER shall be at liberty to prove that there is lesser damage.

                           LAMBDANET CREDIT AGREEMENT
                 page 23 of the agreement dated January 21, 2000

10.      COLLATERAL

The LOANS shall collateralised as follows:

10.1     ASSIGNMENT OF A CLAIM FOR SECURITY

         Assigning all present and future claims from

         - all insurance policies in connection with the project, especially from fire insurance, insurance against breakdown of machinery, liability and loss-of-profit insurance that has or is to be taken out (whereby these insurance policies shall be taken out with policies and well-known insurance companies that the BANKS approve). If necessary, the BANKS shall be entered as preferred recipients.

         - all essential PROJECT CONTRACTS including the appendix, addenda, supplemental, modifying, additional, succeeding or other agreements, especially the NORTEL DASA CONTRACT, the GASLINE CONTRACTS, the Fee and Undertaking Letter and the Assignment Agreement with NORTEL DASA.

         - all permits, approvals and concessions that are necessary for erecting and operating the PROJECT to the extent that they can be assigned. Otherwise, the authorisation for utilisation shall be assigned to the extent that this is legally permissible.

         - all purchase contracts concluded or still to be concluded with third parties including the appendix, addenda, supplemental, modifying, additional, succeeding or other agreements.

         - that Lambdanet is or will be entitled to based upon registered patents.

                           LAMBDANET CREDIT AGREEMENT
                 page 24 of the agreement dated January 21, 2000

10.2     TRANSFER OF PROPERTY BY WAY OF RECEIPT

10.2.1 Transfer of space by way of receipt of all plants and machines on the rented pieces of real estate of Bayernfonds Immobiliengesellschaft mbH & Co. KG, the building Hannover Forum in Pelikan Viertel KG, Innere Wiener Strasse 17, 81667 Munich, unencumbered from the rights of third parties with the exception of reservations of title and landlord's liens.

10.2.2 Transfer of space by way of receipt of all plants in the present locations free of the rights of third parties with the exception of reservations of title and landlord's liens.

10.3     ATTACHMENT

10.3.1 Attaching all present and future claims from the project accounts specified in Number 11.

10.3.2 Attaching all business interests of LAMBDANET while the shareholders waive rights of recourse towards the company in case of utilisation.

10.4     GUARANTY

         The maximum amount guaranty on a maximum of Euro 23,800,000 from NORTEL DASA payable upon first demand pursuant to Appendix 4.

10.5     FORMAL OBLIGATION OF THE SHAREHOLDERS IN FAVOUR OF THE BANKS

         Sponsors undertaking pursuant to Appendix 5 of the agreement hereto by FirstMark Communications International, Inc. and FirstMark Fiber Holdings LLC or FirstMark Communications Europe S.A. if the business shares are effectively transferred pursuant to the contract dated January 19, 2000 before the notary public Dr. Pilger.

10.6     SUBORDINATION DECLARATION

         - GASLINE giving up the position of priority with demands from the GASLINE LOAN AGREEMENT

                           LAMBDANET CREDIT AGREEMENT
                 page 25 of the agreement dated January 21, 2000

11.      THE PROJECT ACCOUNT

The BORROWER shall ensure that all payments to him are made to a project account to be set up at the LIQUIDATING BANK. The BORROWER shall only issue orders for payment in such a fashion that payment is made in the following order, whereby the LIQUIDATING BANK does not have to carry out orders that deviate from this:

         -        current operating costs and taxes,

         -        maintenance costs that ensure current operation,

         -        interest on this loan, and

         -        amortising this loan pursuant to Number 8.

                           LAMBDANET CREDIT AGREEMENT
                 page 26 of the agreement dated January 21, 2000

12.      IMPOSED CONDITIONS

12.1     INFORMATION ON CORPORATE DEVELOPMENT

The BORROWER has to submit the following documents to the LIQUIDATING BANK during the term of the LOANS:

12.1.1 The BORROWER shall submit his annual financial statement including the appendix and the annual report no later than 120 days after the end of each fiscal year. The BORROWER shall have the annual financial statement audited by a balance sheet auditor acceptable to the BANKS at the request of the BANKS and hand over the audit report to the LIQUIDATING BANK. The BORROWER shall issue the BANKS appropriate amount of all information upon request that the BANKS consider necessary for assessing the economic relations of the BORROWER. The BORROWER shall apply the principle for corporations in accordance with commercial law when preparing the statements.

12.1.2 The BORROWER shall submit statements beginning with the month of January 2000 ON A MONTHLY BASIS and from January 2001 ON A QUARTERLY BASIS IN WRITING including the BORROWER's profit and loss account, balance sheet and cash flow statement as well as information on his liquidity situation (the amount of the line claimed, cash on hand) including a comparison of the actual figures in relation to the plan figures of each BUSINESS PLAN and an explanation of the deviations. This information shall be submitted to the LIQUIDATING BANK no later than 15 working days and from January 2001 no later than one month after the end of the month.

12.1.3 The BORROWER shall submit the signed and updated BUSINESS PLAN for the BORROWER for the coming 5 fiscal years 30 days before beginning a new fiscal year, for the first time on December 1, 2000.

12.1.4 The BORROWER shall pass on the minutes of all general meetings of shareholders of the BORROWER and their resolutions to the LIQUIDATING BANK without delay.

12.1.5 The BORROWER shall submit a short report tailor-made to the needs of the BANKS on the course of sales & distribution, the purchase contracts concluded including the contracting party, the amount payable, the duration and other peculiarities, the network status, technical availability, operational readiness, the turnover achieved, the operating costs and all other reference numbers pursuant to Number 12.4 and all extraordinary business transactions of the corresponding period of time under report on a monthly basis until December of 2000 within 15 working days after the end of the month and on a quarterly basis from January of 2001 within one month after the end of the quarter. Beyond this, the LIQUIDATING BANK shall be notified of all extraordinary business transactions and significant technical malfunctions within one week. Correcting the malfunctions, the costs involved in correcting the malfunctions, the corresponding time required and other consequences that this has upon the operation of the PROJECT shall also be presented. The BANKS shall have the right to demand an appropriate adjustment of the report to their needs typical for a bank at any time.

                           LAMBDANET CREDIT AGREEMENT
                 page 27 of the agreement dated January 21, 2000

12.2     CORPORATE MEASURES REQUIRING INFORMATION

The BORROWER shall instruct the LIQUIDATING BANK in writing on the measures listed in the following during the term of the LOANS and in this process it shall explain whether and how these measures affect and will affect the risk positions of the BANKS:

12.2.1 The intention to claim loans or re-borrowing loan liabilities beyond the existing credit line and credit lines, even of liabilities similar to loans, with the exception of credit rent to an amount of Euro 300,000 and the usual supplier loans.

12.2.2 The intention of EXTENDING A LOAN or assuming guaranties or guarantees or ASSUMING similar OBLIGATIONS to the extent that they exceed the amount of Euro 300,000 altogether.

12.2.3 The intention of MAKING AVAILABLE existing or future assets as COLLATERAL to other creditors. The reservations of title, landlord's liens and General Terms and Conditions rights of lien usual for the industry shall be excepted.

12.2.4 The BORROWER's intention of ACQUIRING COMPANIES and STARTING UP BUSINESSES, directly or through subsidiaries or second-tier subsidiaries or third parties or transformations, no matter what type if they exceed a purchase price or equity capital share of Euro 2,000,000.

12.2.5 The intention of making essentially new ASSETS and FINANCIAL INVESTMENTS that exceed a value of Euro 500,000 and that are not contained in the BUSINESS PLAN of November 12, 1999 pursuant to Appendix 2.

12.2.6 The intention of MAKING CHANGES IN THE GROUP OF SHAREHOLDERS of the BORROWER and its parent company. This shall also apply to changes in the interest ratios within the existing group of shareholders. This shall not apply to the planned consolidation of Sandler Capital at FirstMark International and changes based upon on the stock option plan for the employees of the BORROWER amounting to 15% of each nominal equity capital.

12.2.7 The intention of MAKING ESSENTIAL CHANGES AND/OR ESSENTIAL EXTENSIONS IN THE BUSINESS PURPOSE, especially building up a pan-European network.

12.2.8 All business transaction that have an essentially negative effect and can have an essentially negative effect on the assets, liquidity and earnings position.

12.2.9 The BORROWER shall additionally inform the LIQUIDATING BANK on extraordinary business developments currently and near time.

12.2.10  The intention of changes in the management.

If the risk assessment of the BANKS for their claims from the agreement hereto increases as a result of these measures, the BANKS, notwithstanding further claims to subsequent collateralisation, shall have the right to demand from the BORROWER a strengthening of their collateral while setting a period of time of at least 20 BANK WORKING DAYS.

                           LAMBDANET CREDIT AGREEMENT
                 page 28 of the agreement dated January 21, 2000

12.3     OTHER CONDITIONS IMPOSED

         12.3.1 The BORROWER shall do everything that is in its legal power to NOT TO EFFECT ANY PROFIT DISTRIBUTIONS or other payments to its shareholders or under subordinated loans already extended or still to be extended until June 30, 2003. Interest payments under the GASLINE LOAN AGREEMENT shall be excluded from this to the extent that the interest rate it is based upon does not exceed 9% per annum and there is no grounds for termination pursuant to Number 14. Afterwards, profit distributions or payments from the EXCESS CASH FLOW according to the corresponding OBLIGATORY AMORTISATION shall be possible if the reference number of the consolidated SENIOR DEBT to the consolidated ANNUALISED EBITA falls below 2.0:1 for at least 6 consecutive months and does not rise above this level again after the corresponding profit distributions or payments and there is no grounds for termination pursuant to Number 14. The signing shareholders of the BORROWER shall not pass any resolutions or the First Mark Fiber Holdings LLC or FirstMark Communications Europe S.A. in the case of the business shares being effectively transferred before the notary public Dr. Pilger pursuant to the contract dated January 19, 2000, and FirstMark Communications International, LLC shall not pass any resolutions that stand in the way of these obligations. Paying salaries shall be excluded from this.

         12.3.2 The signing shareholders of the BORROWER oblige themselves or the First Mark Fiber Holdings LLC or FirstMark Communications Europe S.A. in the case of the business shares being effectively transferred before the notary public Dr. Pilger pursuant to the contract dated January 19, 2000, and FirstMark Communications International, LLC oblige themselves in a separate support letter not to effect ANY LOWERING OF CAPITAL when the lowering amount is distributed.

         12.3.3 The BORROWER shall not deal in any FUTURES that are SPECULATIVE TRANSACTIONS.

         12.3.4 The BORROWER shall only effect TRANSACTIONS WITHIN THE GROUP at essentially comparable conditions as with third parties that do not belong to the Group, especially acceptance contracts with First Mark Communications Deutschland GmbH.

         12.3.5 The BORROWER shall maintain each of the FINANCIAL COVENANTS specified in Number 12.4 in accordance with the regulations made there.

         12.3.6 The BORROWER shall OPERATE the PROJECT in accordance with RECOGNISED PRACTICE.

         12.3.7 The BORROWER shall do everything in his legal power to maintain all of the permits and IMMATERIAL RIGHTS to the extent that they are necessary for building and operating the PROJECT.

         12.3.8 The BORROWER has to keep all of his buildings, machines, other plants, stocks and similar things sufficiently insured against the usual risks during the term of the loans and TO PROVE THE INSURANCE COVERAGE to the LIQUIDATING BANK.

         12.3.9 The BORROWER shall not effect any asset sales with an accumulated value of more than Euro 500,000 before June 30, 2000 without the consent of the BANKS.

                           LAMBDANET CREDIT AGREEMENT
                 page 29 of the agreement dated January 21, 2000

12.4     FINANCIAL COVENANTS

The financial covenants refer to each BUSINESS PLAN and the BORROWER shall comply with them as follows:



12.4.1   Accumulated Minimum Turnover:

                    ON:                                       ACCUMULATED TURNOVER
                    June 30, 2000                                              8,000 German Marks
                    September 30, 2000                                        17,000 German Marks
                    December 31, 2000                                         30,000 German Marks
                    March 31, 2001                                            40,000 German Marks
                    June 30, 2001                                             55,000 German Marks
                    September 30, 2001                                        65,000 German Marks
                    December 31, 2001                                         85,000 German Marks
                    March 31, 2002                                           100,000 German Marks
                    June 30, 2002                                            125,000 German Marks
                    September 30, 2002                                       150,000 German Marks
                    December 31, 2002                                        170,000 German Marks

12.4.2   Minimum Annualised EBITA:

                    ON:                                       MINIMUM ANNUALISED EBITA

                    June 30, 2000                                       - 23,500,000 German Marks
                    September 30, 2000                                  - 10,000,000 German Marks
                    December 31, 2000                                      3,000,000 German Marks
                    March 31, 2001                                         4,000,000 German Marks
                    June 30, 2001                                          5,000,000 German Marks
                    September 30, 2001                                    10,000,000 German Marks
                    December 31, 2001                                     15,000,000 German Marks
                    March 31, 2002                                        20,000,000 German Marks
                    June 30, 2002                                         30,000,000 German Marks
                    September 30, 2002                                    35,000,000 German Marks
                    December 31, 2002                                     42,000,000 German Marks
                    March 31, 2003                                        43,000,000 German Marks
                    June 30, 2003                                         45,000,000 German Marks
                    September 30, 2003                                    48,000,000 German Marks
                    December 31, 2003                                     51,000,000 German Marks
                    March 31, 2004                                        55,000,000 German Marks
                    June 30, 2004                                         65,000,000 German Marks
                    September 30, 2004                                    70,000,000 German Marks
                    December 31, 2004                                     76,000,000 German Marks
                    March 31, 2005                                        80,000,000 German Marks
                    June 30, 2005                                         85,000,000 German Marks
                    September 30, 2005                                    88,000,000 German Marks
                    December 31, 2005                                     93,000,000 German Marks
                    March 31, 2006                                        95,000,000 German Marks
                    June 30, 2006                                        100,000,000 German Marks
                    September 30, 2006                                   100,000,000 German Marks


                           LAMBDANET CREDIT AGREEMENT
                 page 30 of the agreement dated January 21, 2000

12.4.3   The maximum ratio of the "SENIOR DEBT to the consolidated ANNUALISED
         EBITA"



                    AFTER:                              MINIMUM ANNUALISED EBITA
                    -----                               ------------------------
                    June 30, 2001                                      11.00
                    September 30, 2001                                  7.00
                    December 31, 2001                                   5.00
                    March 31, 2002                                      4.00
                    June 30, 2002                                       2.25
                    September 30, 2002                                  2.25
                    December 31, 2002                                   2.00
                    March 31, 2003                                      2.00
                    June 30, 2003                                       2.00
                    September 30, 2003                                  2.00
                    December 31, 2003 and afterwards                    1.50

12.4.4   The minimum DEBT SERVICING COVERING RATIO:

                  FROM:             minimum DEBT SERVICING COVERING RATIO

                    March 31, 2002 to March 30, 2004                     1.1
                    March 31, 2004 to the end of the loan term           1.5



                           LAMBDANET CREDIT AGREEMENT
                 page 31 of the agreement dated January 21, 2000

13.      THE PREREQUISITES FOR PAYING OUT

The prerequisite for paying out the borrowed funds shall be that the following documents are submitted or certified. They have to satisfy the requirements of the content and form of this credit agreement.

13.1 Submitting a certified copy of the current articles of partnership and excerpts from the commercial register of the BORROWER in the version valid when the contract is concluded.

13.2     Submitting the PROJECT CONTRACTS

13.3 Proof of the inflow of equity capital amounting to Euro 32,200,000 and, to the extent that residual funds are available, payment to the account mentioned in Number 11

13.4 Submitting the BUSINESS PLAN accepted by the BANKS that was prepared based upon the overall economic data of the project contracts specified under Number 13.2. It shall be submitted on electronic data carriers whose present version of the content is a component of the agreement hereto in a printed version as Appendix 2. Each updated version shall be prepared pursuant to Number 12.1.3 and shall then be a component of the agreement hereto in exchange with Appendix 2.

         The economic content of the BUSINESS PLAN dated November 12, 1999 has to continue to be valid at the point in time of payment.

13.5 Submitting a satisfactory final report of the independent consultant of the banks, DDV Telecommunications & Media Consultants.

13.6     Concluding this credit agreement in a legally effective manner

13.7 Ordering the collateral agreed upon in Number 10 in a legally effective manner using the forms and patterns prescribed by the COLLATERAL POOL LEADER.

13.8 Complying with the financing covenants specified in Number 12.4 that also have to be complied with after each payment.

13.9 Submitting the class 3 telecommunications license and all other permits required for building up and operating the PROJECT

13.10    A confirmation of the BORROWER on his Year-2000 compliance.

13.11    Submitting the loan collateralisation guaranty of the GUARANTOR.

13.12 Submitting an updated form of all of the insurance policies relevant at the point in time of payment.

13.13 Payments for supplies and services that the BORROWER has received under the NORTEL DASA CONTRACT shall only be possible after FIELD ACCEPTANCE upon submitting the field acceptance certificate.

                           LAMBDANET CREDIT AGREEMENT
                 page 32 of the agreement dated January 21, 2000

13.14 Submitting a legal opinion satisfying the form and content requirements of the banks on the formal obligations of FirstMark Communications International and the formal obligations of and declarations on pledging the business shares of LAMBDANET of FirstMarkFiber Holdings LLC or FirstMark Communications Europe S.A. in the case of the business shares being effectively transferred before the notary public Dr. Pilger pursuant to the contract dated January 19, 2000.

13.15 A confirmation from NORTEL DASA that the property of the equipment delivered under the NORTEL DASA CONTRACT passes over to the borrower if 50% of the purchase price is paid.

                           LAMBDANET CREDIT AGREEMENT
                 page 33 of the agreement dated January 21, 2000

14.      POSSIBILITIES FOR TERMINATION / WITHDRAWAL

14.1     The BANKS shall be entitled

         - to terminate the LOANS extended pursuant to the AGREEMENT hereto wholly or partially for an important reason and to require that they be due for immediate payment and/or

         -  to withdraw from the agreement hereto and/or

         -  to deny payment of loans or parts of loans not yet extended if especially one of the following events occurs.

14.1.1 The BORROWER has made incorrect or incomplete statements in the preamble or elsewhere that were of significant importance for the decision of the BANK to extend credit.

14.1.2   The LOANS were not used pursuant to the purpose regulated in Number 2.

14.1.3 The prerequisites for pay-out pursuant to Number 13 were not complied with within 6 months after signing the agreement hereto or become subsequently ineffective.

14.1.4 The BORROWER does not comply with his obligation to order collateral pursuant to Number 10 or to strengthen collateral pursuant to Number
         12.2 of the agreement hereto within the appropriate period of time set by the LIQUIDATING BANK. The LIQUIDATING BANK shall refer to the legal consequences of termination if the period expires unsuccessfully.

14.1.5 The BORROWER does not comply with his obligation to reveal his economic relations pursuant to Number 12.1 or only insufficiently.

14.1.6 The BORROWER comes into arrears with interest or amortisation payments or other obligations to pay or seriously and finally refuses said payments.

14.1.7 The BORROWER or third parties do not comply with other obligations of the AGREEMENT hereto or from other obligations assumed in connection with the agreement hereto, especially pursuant to Numbers 12.2, 12.3 and 12.4 within the appropriate period of time set by the LIQUIDATING BANK and this leads to endangering the liabilities towards the BANKS. The LIQUIDATING BANK shall refer to the legal consequences of termination if the period expires unsuccessfully.

14.1.8 Achieving the purpose pursuant to Number 2 is excluded or endangered. This is especially to be assumed if the PROJECT is not started by April 1, 2000, the network management center is destroyed, essential PROJECT CONTRACTS do not (no longer) exist or existing PROJECT CONTRACTS are not complied with, the permits and other intangible rights necessary for building and operating the PROJECT do not (no longer) exist or the PROJECT is not (no longer) carried out in the planned fashion.

14.1.9 The implementation of the collateral pursuant to Number 10 is excluded or endangered. This is especially to be assumed if the collateral experiences a not

                           LAMBDANET CREDIT AGREEMENT
                 page 34 of the agreement dated January 21, 2000

         insignificant devaluation after being ordered that is outside of the usual loss in value by use.

14.1.10 A significant worsening of the BORROWER's financial situation occurs or threatens to occur and leads to an endangering of the claims and rights of the BANKS.

14.1.11 Compulsory execution is initiated on the assets of the BORROWER and/or the GUARANTOR and not cancelled again within 4 weeks and the BORROWER and and/or the GUARANTOR have not shown the lack of justification and permissibility of the compulsory execution in a fashion that is satisfactory to the BANKS.

14.1.12 The BORROWER has stopped his payments or court insolvency proceedings on his assets were petitioned for and not cancelled again within 4 weeks or said proceedings were opened.

14.1.13 Essential Project AGREEMENTS are terminated or suspended, especially the NORTEL DASA AGREEMENT.

14.1.14 The BORROWER does not comply with his obligations to pay amounting to Euro 100,000 towards other creditors when it is due or demands of other creditors for this amount become due before the point in time provided.

14.1.15 The amount available under TRANCHE B is reduced in retrospect as a result of QUALIFIED PURCHASING AGREEMENTS becoming non-applicable and funds were drawn that exceed this reduced amount available to the extent that the funds drawn exceeding the amount available are not paid back within 30 days after it becoming non-applicable or the amount available is raised at least to the amount that covers the amount exceeded by submitting new QUALIFIED PURCHASING AGREEMENTS. This would not correspond to the purpose of TRANCHE A.

14.2 The LIQUIDATING BANK shall warn the BORROWER of termination or withdrawal pursuant to the above Numbers 14.1.3., 14.1.5, 14.1.6 and
         14.1.14 with a period of time of 10 BANK WORKING DAYS in writing.

                           LAMBDANET CREDIT AGREEMENT
                 page 35 of the agreement dated January 21, 2000

15.      SUBPARTICIPATION/TRANSFER (SYNDICATION)

With business loans to entrepreneurs, the BANKS may concede subparticipation to members of the European System of Central Banks, banks, financial service companies, financial companies, insurance companies, institutional investors, funds, pension funds, company pension systems and comparable institutions while observing the usual banking customs and effect transfers with reference to the rights and obligations of this CREDIT AGREEMENT, especially assigning, pledging or transferring loan demands together with the collateral belonging to them, either wholly or in partial amounts, to the group of persons mentioned above. The BANKS may effect said measures especially for diversifying risk, optimising equity capital and re-financing.

The BORROWER shall exempt the BANKS from its obligation to maintain secrecy to the extent that it is necessary for carrying out the measures described above.

The group of persons mentioned above assuming the agreement hereto shall require the consent of the BORROWER and also the consent of the GUARANTOR if the persons mentioned above have a rating poorer than investment grade. Consent may not be refused without an important reason.

                           LAMBDANET CREDIT AGREEMENT
                 page 36 of the agreement dated January 21, 2000

16.      FINAL PROVISIONS

16.1     CHOICE OF LAW/VENUE

The law of the Federal Republic of Germany shall apply. The venue and place of performance shall be Frankfurt am Main.

16.2     WRITTEN FORM

Oral subsidiary agreements were not made. Modifications to the agreement hereto shall require the written form. This shall also apply to suspending the agreement on the written form.

16.3     SAVING CLAUSE

Should one or several of the provisions of the CONTRACT hereto be wholly or partially invalid or prove to be unenforceable, the validity of the rest of the agreement hereto shall otherwise not be affected by this. The parties shall replace the wholly or partially invalid or unenforceable provisions with a valid provision that corresponds to the economic purpose desired and that comes as close as possible to the content of the provision to be replaced. This shall apply accordingly if it comes to light that the CONTRACT hereto has gaps in the regulations.

16.4     SECTION 8 OF GELDWASCHEGESETZ (GERMAN MONEY LAUNDERING LAW)

The BORROWER assures the BANKS that extend the loan to the BORROWER who acts on own account that he is taking out the loan exclusively for his own account and that he is therefore the sole economically authorised party in the intendment of
Section 8 of Geldwaschegesetz (German Money Laundering Law).

16.5     NOTIFICATION

All declarations of will and notifications in connection with the agreement hereto shall be made in writing by letter or fax and shall be sent to the addresses specified in the following:

FOR THE BORROWER:

LambdaNet Communications GmbH
Gunther-Wagner-Allee 10
30177 Hannover

fax: (0511) 879-77339

FOR THE LIQUIDATING BANK:
Dresdner Bank AG, Ulm Branch Office
Neue Strasse 80
89073 Ulm

                           LAMBDANET CREDIT AGREEMENT
                 page 37 of the agreement dated January 21, 2000

Mr. Matthias Faulhaber
telephone: (0731) 151-3170
fax: (0731) 151-3170 or 114
E-mail: matthias.faulhaber@dresdner-bank.com

Ms. Antje Engel
telephone: (0731) 151-3272
fax: (0731) 151-3170 or 114
E-mail: antje.engel@dresdner-bank.com

with a copy to
The Headquarters of the Dresdner Bank AG
Manzer Landtrasse 46, 9th floor
60301 Frankfurt

Mr. Alexander Kahland
telephone: (069) 263-10214
fax: (069) 253-11061
E-mail: alexander.kahland@dresdner-bank.com

16.6     CHANGES FOR SYNDICATION

Should one or several provisions of the agreement hereto prove to be an impediment for the bank to syndicate the loan pursuant to Number 14 as a result of the way they are formulated, the parties shall jointly put in their best efforts in mutual agreement to replace these formulations with formulations that are acceptable to the syndication partners that come as close as possible to the original formulations.

16.7     PUBLICATIONS

Publications on this transaction shall only be made in mutual agreement.

                           LAMBDANET CREDIT AGREEMENT
                 page 38 of the agreement dated January 21, 2000

SIGNATURES

Munich, January 21, 2000            /s/
                                    --------------------------------------------
                                    LambdaNet Communications GmbH


Munich, January 21, 2000            /s/
                                    --------------------------------------------
                                    Dresdner Bank AG


Munich, January 21, 2000            /s/
                                    --------------------------------------------
                                    Bayerische Hypo- und Vereinsbank AG


Munich, January 21, 2000            /s/
                                    --------------------------------------------
                                    Kreditanstalt fur Wiederaufbau

The shareholders of LambdaNet listed in the following declare that they are in agreement with assuming the obligations resulting from Numbers 12.3.1 and 12.3.2

         (JANUARY 21, 2000)         /s/ Dr. Dieter Finke
---------------------------         -----------------------------------------
city, date                          Dr. Dieter Finke


         (JANUARY 21, 2000)         /s/ Dr. Bernd Jager
---------------------------         -----------------------------------------
city, date                          Dr. Bernd Jager


         (JANUARY 21, 2000)         /s/ Dr. Stefan Sattler
---------------------------         -----------------------------------------
city, date                          Dr. Stefan Sattler


(*) as representatives without power of representation excluding liability pursuant to Section 199 of Burgerliches Gesetzbuch (the German Civil Code)

for the civil-law association:

      (JANUARY 21, 2000)           /s/
---------------------------        -------------------------------------------
city, date

                           LAMBDANET CREDIT AGREEMENT
                 page 39 of the agreement dated January 21, 2000

The third party providing security listed in the following, NORTEL DASA, declares that it is in agreement with assuming the obligations resulting from Number 10.4.

Munich, January 21, 2000        /s/
                                -------------------------------------------
                                Nortel Dasa Network Systems GmbH & Co. KG

The legitimisation of the BORROWER, the shareholders signing and the GUARANTOR were examined pursuant to 154 of Amtsordnung (the German Official Rules) (there is a copy of the identity card or passport of the acting organisational members).

(*) as representatives without power of representation excluding liability pursuant to Section 199 of Burgerliches Gesetzbuch (the German Civil Code)
                                   negotiated

                             at [...] on xx xx, xxxx

                        before the notary public signing

                                      [...]

                                    in [...]

The following persons appeared before me today:

1. Mr. ________ , not negotiating here in his own name, rather in the name of FirstMark Communications EUROPE S.A.,

          - hereinafter referred to as the "PARTY FURNISHING COLLATERAL" OR "FIRSTMARK" -

2. Dr. Dieter Finke, born on January 28, 1954, residing in Neuer Kamp 20, 29336 Nienhagen

3. Mr. Bjorn Claassen, born on April 15, 1962, residing in Engenser Strasse 14, 30938 Burgwedel

4.   Mr. Jochen Krauss, born on October 13, 1962, residing in
     Wilhem-Busch-Strasse 6, 38302 Wolfenbuttel

5. Mr. Jorg Gimmler, born on December 24, 1964, residing in Lohfelde 3 - 5, 30989 Lemmie

6. Dr. Michael Klein, born on April 9, 1951, residing in Schwabenweiher 14, 91207 Lauf an der Pegnitz

7. Mr. Andreas Niehaus, born on July 25, 1965, residing in Schlossstrasse 53, 40477 Dusseldorf

8. Mr. Jan Verner, born on October 21, 1951, residing in Camberger Strasse 30, 65597 Hunfelden

9. Ms. Katharina Siebert, maiden name Morbach, born on June 9, 1961, residing in Heinrich-Jasper-Weg 20 A, 30457 Hannover

10. Mr. Bernhard Wicht, born on October 30, 1952, residing in Welzheimer Strasse 29, 70736 Fellbach

11. Mr. Peter Schlichter, born on January 30, 1966, residing in Friedensstrasse 17, 41539 Dortmagen

12. Mr. Frank Autenrieth, born on January 6, 1965, residing in Brahmsstrasse 7, 31134 Hildesheim

             CONTRACT OF PLEDGE FOR LIMITED-LIABILITY COMPANY SHARES
                 page 2 of the agreement dated January 21, 2000

13. Mr. Craig Shealy, born on May 13, 1975, residing in _______________

as partners in a civil-law association

- Numbers 2 to 11 hereinafter referred to jointly as "PARTIES FURNISHING COLLATERAL" or "CIVIL-LAW ASSOCIATION"

Number 1 and Number 2 to 11 hereinafter referred to jointly as "PARTIES FURNISHING COLLATERAL"

14. [ _____________ ], not negotiating here in his or her own name, rather in the name of Bayerische Hypo-und Vereinsbank Aktiengesellschaft, Munich

                    - hereinafter referred to as "HVB" -

15. [ _____________ ], not negotiating here in his or her own name, rather in the name of Dresdner Bank AG, under the proviso of their approval that is supposed to be legally valid when it is received by the officiating notary public.

                    - hereinafter referred to as "DREBA" -

16. [ _____________ ], not negotiating here in his or her own name, rather in the name of Kreditanstalt fur Wiederaufbau, under the proviso of their approval that is supposed to be legally valid when it is received by the officiating notary public.

                    - hereinafter referred to as "KFW" -

     Hereinafter, HVB, DreBa and KfW shall be referred to individually and/or jointly as the "BANKS" or "LIEN CREDITORS"

     [ _____________ ] declare the following with the request that the following CONTRACT OF PLEDGE be recorded:

             CONTRACT OF PLEDGE FOR LIMITED-LIABILITY COMPANY SHARES
                 page 3 of the agreement dated January 21, 2000

PREAMBLE

     The PARTIES FURNISHING COLLATERAL hold 87.5% of the business shares of LambdaNet Communications GmbH that carried on business before October 1, 1999 under the firm of CCG Carriers Carrier Gesellschaft mbH in its set-up phase, entered in the Commercial Register of the Hannover Local Court in department B under number HRB 57818 (hereinafter referred to as "LAMBDANET") pursuant to the shareholder agreement dated April 21, 1999, document number 208 of notary public Gunter Waje in the district of the Celle Higher Regional Court with his office in Hannover, Berliner Alle 13. Its capital stock consists of total business shares of a nominal 200,000 Euros (in words: two-hundred thousand Euros), that is held as follows:
a) FIRSTMARK holds a share of 160,000 Euros (in words: one-hundred sixty thousand Euros). FirstMark holds a share of this amounting to 10,000
     Euros in trust for the CIVIL-LAW ASSOCIATION.
b) The CIVIL-LAW ASSOCIATION holds a share of 15,000 Euros (in words: fifteen thousand Euros).
c) DR. DIETER FINKE holds a share of 11,700 Euros (in words: eleven thousand seven hundred Euros).
d) DR. JAGER holds a share of 6,650 Euros (in words: six thousand six hundred fifty Euros).
e) DR. SATTLER holds a share of 6,650 Euros (in words: six thousand six hundred fifty Euros).

The business shares have been completely paid in and there is not any liability to make further contributions. The PARTIES FURNISHING COLLATERAL are entitled to the right to draw a share of profits going to the business shares together with these business shares that FirstMark also only holds in trust with reference to the shares only held in trust.

The BANKS shall provide LAMBDANET (hereinafter also referred to as "BORROWER") based upon a Basic Project Credit Agreement still to be concluded (hereinafter referred to as CREDIT AGREEMENT") with a loan facility amounting to Euro 56,000,000.

             CONTRACT OF PLEDGE FOR LIMITED-LIABILITY COMPANY SHARES
                 page 4 of the agreement dated January 21, 2000

1.   DECLARATION OF PLEDGE AND ORDERING A LIEN

The PARTIES FURNISHING COLLATERAL pledge the BANKS their entire business shares specified above with equal ranking, also to the extent that they are held in trust for third parties, and all future business shares of LambdaNet Communications GmbH.

The entire present and future claims of the PARTIES FURNISHING COLLATERAL resulting from the shares with equal ranking are also pledged to the BANKS, especially the claims to have the profit shares and credit balance paid in case of partition if they leave the company or if it is dissolved.

The other membership rights linked to the interest holdings, especially voting rights, shall remain with the PARTIES FURNISHING COLLATERAL. The PARTIES FURNISHING COLLATERAL shall not effect any legal transactions or actions through which the right of lien of the BANKS would be thwarted or impaired, especially not any legal transactions or actions that aim at lowering the value of the business shares pledged as the pledged property.

2.   THE PURPOSE OF THE COLLATERAL

Pledging the business shares pursuant to Number 1 serves the purpose of securing all existing, future or conditional claims that the BANKS are entitled to with all domestic and foreign business offices and domestic and foreign subsidiaries from extending the loan pursuant to the CREDIT AGREEMENT still to be concluded including any addenda/supplements against LambdaNet.

3.   POWER OF DISPOSAL AND FREEDOM FROM ENCUMBRANCE

Each PARTY FURNISHING COLLATERAL assures that he or she is the unrestricted owner of his or her business share and especially that this pledged business share has not already been transferred to third parties or is encumbered with the rights of third parties. Furthermore, FIRSTMARK assures that it is entitled to pledge the share that it holds in trust and to conclude this agreement and that it is in a position to comply with the obligations assumed in this agreement based upon the informal trusteeship agreement.

Furthermore, each PARTY FURNISHING COLLATERAL assures that the business share pledged by him or her has been completely paid in. Each PARTY FURNISHING COLLATERAL shall NEITHER SELL THE WHOLE NOR PARTIAL pledged business SHARE WITHOUT THE PRIOR WRITTEN CONSENT OF THE Banks nor dispose of it otherwise. An exception to this shall be transfers to FirstMark Fiber Holdings, LLC or their legal successors to the extent that the rights of the Banks from this lien are not affected disadvantageously by that.

Should the rights and claims be pledged or impaired in any other fashion, the PARTIES FURNISHING COLLATERAL shall inform the BANKS of this without delay and inform the pledge creditor(s) of the security rights of the Banks in writing without delay.

Each of the PARTIES FURNISHING COLLATERAL shall remain entitled as pledge creditors to receive profit distributions, other payments and the liquidation proceeds if the company is dissolved until the BANKS revoke this right. The BANKS may revoke this right at any time.

             CONTRACT OF PLEDGE FOR LIMITED-LIABILITY COMPANY SHARES
                 page 5 of the agreement dated January 21, 2000

4.   WAIVING CLAIMS FOR ADJUSTMENT TOWARDS THE COMPANY

To the extent that the PARTIES FURNISHING COLLATERAL are entitled to claims towards LambdaNet based upon this lien, they shall herewith waive asserting them.

5.   WAIVING PLEA

The PARTIES FURNISHING COLLATERAL waive the pleas of the contestability of the Credit Agreement and the possibility of setting off demands from the CREDIT AGREEMENT (Sections 770 and 1211 of Burgerliches Gesetzbuch the German Civil
Code).

6.   UTILISATION

The PLEDGE CREDITORS are entitled to utilise the pledged business shares of LAMBDANET if LAMBDANET is in arrears with payments due on the demands collateralsed with the agreement hereto in spite of an appropriate subsequent period being set.

The BANKS shall threaten the PARTIES FURNISHING COLLATERAL with utilisation in writing setting a period ahead of time. This threat may be linked to a request for payment. The period shall be one month.

It shall not be necessary to threaten or set a period if LAMBDANET has stopped payment or if opening court insolvency proceedings on its assets have been petitioned for.

If the prerequisites under which the BANKS are entitled to utilise the pledged property are complied with, they may publicly auction off the business shares pledged to them to the highest bidder in accordance with their dutiful discretion without an enforceable judgement. This auction may be carried out at any place in the Federal Republic of Germany. They may be sold by way of public auctioning that the BANKS shall threaten with a period of four weeks for cash payment or on credit.

Furthermore, the BANKS shall be entitled to solely collect the claims also pledged. They shall not be obliged to keep to the pledged property.

The BANKS shall take the justified concerns of the PARTIES FURNISHING COLLATERAL into consideration in this process. The PARTIES FURNISHING COLLATERAL agree to the business shares being transferred to third parties in the case of utilisation when they sign this contract of pledge.

7.   ACCEPTING THE CONTRACT

The BANKS herewith accept the offer to pledge the above mentioned business shares.

8.   APPROVAL OF THE COMPANY/SHAREHOLDERS; NOTICE/CONSENT OF THE TRUSTOR

To the extent that pledging the business shares requires the approval of the general meeting of shareholders and/or the shareholders pursuant to the articles of partnership, the PARTIES FURNISHING COLLATERAL oblige themselves to bring about this approval and to submit it to the BANKS in written form through the recording notary public. The PARTIES FURNISHING COLLATERAL herewith commission the notary public to give notice of the lien to the company.

             CONTRACT OF PLEDGE FOR LIMITED-LIABILITY COMPANY SHARES
                 page 6 of the agreement dated January 21, 2000

The CIVIL-LAW ASSOCIATION as trustor agrees to the lien of the partnership shares held by FIRSTMARK in trust for it amounting to Euro 10,000. FIRSTMARK herewith commissions the notary public to give notice of the lien to the company.

9.   OBLIGATIONS TO PROVIDE INFORMATION

The PARTIES FURNISHING COLLATERAL shall provide the BANKS with all information, proofs and documents upon request that are necessary for checking, evaluating and asserting the demands linked to the pledged business shares.

The PARTIES FURNISHING COLLATERAL shall allow the BANKS to inspect their documents with reference to this for checking and asserting the pledged rights and claims.

10.  WHOLLY OR PARTIALLY ASSIGNING THE DEMANDS COLLATERALISED BY THE RIGHT OF
     LIEN

The BANKS wholly or partially assigning the demands collateralised by means of the right of lien shall not lead to the loss of the original right of lien or to one or several new rights of lien coming about, rather it shall leave the right of lien unaffected.

11.  THE BANKS' OBLIGATION TO RELEASE

After satisfying their claims collateralised by this lien, the BANKS shall issue the PARTIES FURNISHING COLLATERAL a confirmation that the lien has been disposed of upon their request.

The BANKS are obliged to release the collateral (such as property whose ownership has been assigned, assigned demands) wholly or partially to the PARTIES FURNISHING COLLATERAL upon the request of the PARTIES FURNISHING COLLATERAL at their choice even before the claims collateralised by this lien have been completely satisfied to the extent that that the recoverable value of all collateral exceeds 110% of the BANKS' collateralised claims not just for a temporary period of time.

The recoverable value of the business shares shall correspond to its fair market value, i.e. the amount that could be reached as a price in usual business transactions through selling in accordance with the consistency of the shares. To the extent that shares of the company were disposed of in each of the past years, the fair market value of the shares collateralised shall correspond to the proceeds of the shares sold to the extent that the nominal value agrees here. Otherwise, the proceeds shall be raised or lowered at the ratio of the nominal amounts. Each PARTY FURNISHING COLLATERAL shall be reserved the right to prove a higher value.

12.      ADDITIONAL AGREEMENTS

Additional agreements to the agreement hereto shall require the written form to the extent that the law does not prescribe the notarial form. The same shall apply to suspending the agreement on the written form.

13.      COSTS

The PARTIES FURNISHING COLLATERAL shall bear the costs including taxes and outlays that arise from ordering and utilising the right of lien and the business shares affected by that or other rights as joint and several debtors.

             CONTRACT OF PLEDGE FOR LIMITED-LIABILITY COMPANY SHARES
                 page 7 of the agreement dated January 21, 2000

14.  PLACE OF PERFORMANCE AND VENUE

The place of performance and venue for all of the obligations arising out of the agreement hereto shall be Frankfurt am Main. The law of the Federal Republic of Germany shall apply.

15.  SAVING CLAUSE

Should one or several of the provisions of the agreement hereto be not legally valid or unenforceable, the validity of the rest of the content of the agreement hereto shall not be affected by this. The parties shall replace the wholly or partially invalid or unenforceable provisions with a valid provision that corresponds to the economically desired purpose and that comes as close as possible to the content of the provision to be replaced. This shall apply accordingly if it subsequently comes to light that the agreement hereto has gaps in the regulations.

16.  GENERAL TERMS AND CONDITIONS

The General Terms and Conditions of HVB shall apply supplementally. They are already known to the PARTY FURNISHING COLLATERAL and they may otherwise be inspected at any business office of HVB. HVB can also send this to him/her upon request.

17.  COPIES

15 copies shall be made of the agreement hereto. Each contractual party and LAMBDANET shall receive one copy.

The above record was read to the persons who appeared before the notary public, approved by the persons who appeared and signed as follows by their own hand.


[...], (date) [...]                /s/
                                   ---------------------------------------------
                                   FIRSTMARK COMMUNICATIONS EUROPE  S.A.


[...], (date) [...]                /s/ Dr. Dieter Finke
                                   ---------------------------------------------
                                   Dr. Dieter Finke


[...], (date) [...]                /s/ Dr. Dieter Finke
                                   ---------------------------------------------
                                   Dr. Dieter Finke


[...], (date) [...]                /s/ Bjorn Claasen
                                   ---------------------------------------------
                                   Mr. Bjorn Claasen

             CONTRACT OF PLEDGE FOR LIMITED-LIABILITY COMPANY SHARES
                 page 8 of the agreement dated January 21, 2000

[...], (date) [...]                /s/ Jochen Krauss
                                   ---------------------------------------------
                                   Mr. Jochen Krauss


[...], (date) [...]                /s/ Dr. Jorg Gimmler
                                   ---------------------------------------------
                                   Dr. Jorg Gimmler


[...], (date) [...]                /s/ Dr. Michael Klein
                                   ---------------------------------------------
                                   Dr. Michael Klein


[...], (date) [...]                /s/ Andreas Niehaus
                                   ---------------------------------------------
                                   Mr. Andreas Niehaus


[...], (date) [...]                /s/ Jan Verner
                                   ---------------------------------------------
                                   Mr. Jan Verner


[...], (date) [...]                /s/ Katharina Siebert
                                   ---------------------------------------------
                                   Ms. Katharina Siebert


[...], (date) [...]                /s/ Bernhard Wicht
                                   ---------------------------------------------
                                   Mr. Bernhard Wicht


[...], (date) [...]                /s/ Peter Schlichter
                                   ---------------------------------------------
                                   Mr. Peter Schlichter

             CONTRACT OF PLEDGE FOR LIMITED-LIABILITY COMPANY SHARES
                 page 9 of the agreement dated January 21, 2000

[...], (date) [...]                /s/
                                   ---------------------------------------------
                                   Bayerische Hypo- und Vereinsbank AG


[...], (date) [...]                /s/
                                   ---------------------------------------------
                                   Dresdner Bank AG


[...], (date) [...]                /s/
                                   ---------------------------------------------
                                   Kreditanstalt fur Wiederaufbau


Pursuant to the specification of Article 1 of the protocol of the Brussel EWG Treaty on the responsibility for and the execution of rulings in civil cases and commercial causes, FirstMark Communications EUROPE S.A. expressly accepts the venue clause contained in Article 14 of this treaty.

[...], (date) [...]
                                   ---------------------------------------------
                                   FirstMark Communications EUROPE  S.A.

             CONTRACT OF PLEDGE FOR LIMITED-LIABILITY COMPANY SHARES
                 page 10 of the agreement dated January 21, 2000

THE COMPANY IS HEREWITH GIVEN NOTICE OF THE LIEN THAT TAKES NOTICE OF THE AGREEMENT HERETO WITH CONSENT.


[...], (date) [...]                /s/
                                   ---------------------------------------------
                                   LambdaNet Communications GmbH,
                                   represented by its managing director,
                                   Dr. Dieter Finke
                                   negotiated

                             at [...] on xx xx, xxxx

                        before the notary public signing

                                      [...]

                                    in [...]

The following persons appeared before me today:

1. Dr. Dieter Finke, engineer, born on January 28, 1954, residing in Neuer Kamp 20, 29336 Nienhagen

2. Dr. Bernd Jager, master's degree in economics, born on June 10, 1963, residing in Wilhelm-Levindon-Strasse 18, 53115 Bonn

3. Dr. Stefan Sattler, master's degree in physics, born on June 20, 1965, residing in Heideweg 41, 53332 Bornheim

- hereinafter referred to individually as the "PARTY FURNISHING COLLATERAL" or all jointly as "THE PARTIES

     FURNISHING COLLATERAL"

4. [ _____________ ], not negotiating here in his own name, rather in the name of Bayerische Hypo- und Vereinsbank Aktiengesellschaft, Munich

                      - hereinafter referred to as "HVB" -

5. [ _____________ ], not negotiating here in his own name, rather in the name of Dresdner Bank AG, under the proviso of its approval that is supposed to be legally valid when it is received by the officiating notary public.

                     - hereinafter referred to as "DREBA" -

6. [ _____________ ], not negotiating here in his own name, rather in the name of Kreditanstalt fur Wiederaufbau, under the proviso of its approval that is supposed to be legally valid when it is received by the officiating notary public.

                      - hereinafter referred to as "KFW" -

     Hereinafter, HVB, DreBa and KfW shall be referred to individually and/or jointly as the "BANKS" or "LIEN CREDITORS"

[ _____________ ] declared the following with the request that the following CONTRACT OF PLEDGE be recorded:

                           LAMBDANET CREDIT AGREEMENT
                    page 2 of the agreement dated xx xx, xxxx

PREAMBLE

    The PARTIES FURNISHING COLLATERAL hold 12.5% of the business shares of LambdaNet Communications GmbH that carried on business before October 1, 1999 under the firm of CCG Carriers Carrier Gesellschaft mbH in its set-up phase, entered in the Commercial Register of the Hannover Local Court in department B under number HRB 57818 (hereinafter referred to as "LAMBDANET") pursuant to the shareholder agreement dated April 21, 1999, document number 208 of notary public Gunter Waje in the district of the Celle Higher Regional Court with his office in Hannover, Berliner Alle 13. Its capital stock consists of total business shares of a nominal 200,000 Euros (in words: two-hundred thousand Euros), that is held as follows:

a) Dr. Finke holds a share of 11,700 Euros (in words: eleven thousand seven hundred Euros).

b) Dr. Jager holds a share of 6,650 Euros (in words: six thousand six hundred fifty Euros).

c) Dr. Sattler holds a share of 6,650 Euros (in words: six thousand six hundred fifty Euros).

d) FirstMark Communications EUROPE S.A. (FirstMark) holds a share of 160,000 Euros (in words: one-hundred sixty thousand Euros). FirstMark holds a share of this amounting to 10,000 Euros in trust for the civil-law association mentioned under e).

e) A civil-law association consisting of shareholders of Lambdanet holds a share of 15,000 Euros (in words: fifteen thousand Euros).

The business shares have been completely paid in and there is not any liability to make further contributions. The PARTIES FURNISHING COLLATERAL are entitled to the right to draw a share of profits going to the business shares together with the business shares.

The BANKS shall provide LAMBDANET (hereinafter also referred to as the "BORROWER") based upon a Basic Project Credit Agreement still to be concluded (hereinafter referred to as CREDIT AGREEMENT") with a loan facility amounting to Euro 56,000,000.

                           LAMBDANET CREDIT AGREEMENT
                    page 3 of the agreement dated xx xx, xxxx

1.       DECLARATION OF PLEDGE AND ORDERING A LIEN

The PARTIES FURNISHING COLLATERAL pledge the BANKS their entire business shares specified above with equal ranking and all future business shares of LambdaNet Communications GmbH.

The entire present and future claims of the PARTIES FURNISHING COLLATERAL resulting from the shares with equal ranking are also pledged to the BANKS, especially the claims to have the profit shares and credit balance paid in case of partition if they leave the company or if it is dissolved.

The other membership rights linked to the interest holdings, especially voting rights, shall remain with the PARTIES FURNISHING COLLATERAL. The PARTIES FURNISHING COLLATERAL shall not effect any legal transactions or actions through which the right of lien of the BANKS would be thwarted or impaired, especially not any legal transactions or actions that aim at lowering the value of the business shares pledged as the pledged property.

2.       THE PURPOSE OF THE COLLATERAL

Pledging the business shares pursuant to Number 1 serves the purpose of securing all existing, future or conditional claims that the BANKS are entitled to with all domestic and foreign business offices and domestic and foreign subsidiaries from extending the loan pursuant to the CREDIT AGREEMENT still to be concluded including any addenda/supplements against LambdaNet.

3.       POWER OF DISPOSAL AND FREEDOM FROM ENCUMBRANCE

Each PARTY FURNISHING COLLATERAL assures that he is the unrestricted owner of his business share and especially that this pledged business share has not already been transferred to third parties or is encumbered with the rights of third parties.

Furthermore, each PARTY FURNISHING COLLATERAL assures that the business share pledged by him has been completely paid in. Each PARTY FURNISHING COLLATERAL shall NEITHER SELL THE WHOLE NOR PARTIAL pledged business SHARE WITHOUT THE PRIOR WRITTEN CONSENT OF THE Banks nor dispose of it otherwise. An exception to this shall be transfers to FirstMark Fiber Holdings, LLC or their legal successors to the extent that the rights of the Banks from this lien are not affected disadvantageously by that.

Should the rights and claims be pledged or impaired in any other fashion, the PARTIES FURNISHING COLLATERAL shall inform the BANKS of this without delay and inform the pledge creditor(s) of the security rights of the Banks in writing without delay.

Each of the PARTIES FURNISHING COLLATERAL shall remain entitled as pledge creditors to receive profit distributions, other payments and the liquidation proceeds if the company is dissolved until the BANKS revoke this right. The BANKS may revoke this right at any time.

                           LAMBDANET CREDIT AGREEMENT
                    page 4 of the agreement dated xx xx, xxxx

4.       WAIVING CLAIMS FOR ADJUSTMENT TOWARDS THE COMPANY

To the extent that the PARTIES FURNISHING COLLATERAL are entitled to claims towards LambdaNet based upon this lien, the PARTIES FURNISHING COLLATERAL shall herewith waive asserting them.

5.       WAIVING PLEA

The PARTIES FURNISHING COLLATERAL waive the pleas of the contestability of the Credit Agreement and the possibility of setting off demands from the CREDIT AGREEMENT (Sections 770 and 1211 of Burgerliches Gesetzbuch - the German Civil
Code).

6.       UTILISATION

The PLEDGE CREDITORS are entitled to utilise the pledged business shares of LAMBDANET if LAMBDANET is in arrears with payments due on the demands collateralised with the agreement hereto in spite of an appropriate subsequent period being set.

The BANKS shall threaten each PARTY FURNISHING COLLATERAL with utilisation in writing setting a period ahead of time. This threat may be linked to a request for payment. The period shall be one month.

It shall not be necessary to threaten or set a period if LAMBDANET has stopped payment or if opening court insolvency proceedings on its assets have been petitioned for.

If the prerequisites under which the BANKS are entitled to utilise the pledged property are complied with, they may publicly auction off the business shares pledged to them to the highest bidder in accordance with their dutiful discretion without an enforceable judgement. This auction may be carried out at any place in the Federal Republic of Germany. They may be sold by way of public auctioning that the BANKS shall threaten with a period of four weeks for cash payment or on credit.

Furthermore, the BANKS shall be entitled to solely collect the claims also pledged. They shall not be obliged to keep to the pledged property.

The BANKS shall take the justified concerns of the PARTIES FURNISHING COLLATERAL into consideration in this process. The PARTIES FURNISHING COLLATERAL agree to the business shares being transferred to third parties in the case of utilisation when they sign this contract of pledge.

7.       ACCEPTING THE CONTRACT

The BANKS herewith accept the offer to pledge the above mentioned business shares.

8.       APPROVAL OF THE COMPANY/SHAREHOLDERS; NOTICE/CONSENT OF THE TRUSTOR

To the extent that pledging the business shares requires the approval of the general meeting of shareholders and/or the shareholders pursuant to the articles of partnership to be effective, the PARTIES FURNISHING COLLATERAL oblige themselves to bring about this approval and to submit it to the BANKS in written form through the recording notary public. The PARTIES FURNISHING COLLATERAL herewith commission the notary public to give notice of the lien to the company.

                           LAMBDANET CREDIT AGREEMENT
                    page 5 of the agreement dated xx xx, xxxx

9.       OBLIGATIONS TO PROVIDE INFORMATION

The PARTIES FURNISHING COLLATERAL shall provide the BANKS with all information, proofs and documents upon request that are necessary for checking, evaluating and asserting the demands linked to the pledged business shares.

The PARTIES FURNISHING COLLATERAL shall allow the BANKS to inspect their documents with reference to this for checking and asserting the pledged rights and claims.

10.      WHOLLY OR PARTIALLY ASSIGNING THE DEMANDS COLLATERALISED BY THE RIGHT
         OF LIEN

The BANKS wholly or partially assigning the demands collateralised by means of the right of lien shall not lead to the loss of the original right of lien or to one or several new rights of lien coming about, rather it shall leave the right of lien unaffected.

11.      THE BANKS' OBLIGATION TO  RELEASE

After satisfying their claims collateralised by this lien, the BANKS shall issue the PARTIES FURNISHING COLLATERAL a confirmation that the lien has been disposed of upon their request.

The BANKS are obliged to release the collateral (such as property whose ownership has been assigned, assigned demands) wholly or partially to the PARTIES FURNISHING COLLATERAL upon the request of the PARTIES FURNISHING COLLATERAL at their choice even before the claims collateralised by this lien have been completely satisfied to the extent that that the recoverable value of all collateral exceeds 110% of the BANKS' collateralised claims not just for a temporary period of time.

The recoverable value of the business shares pledged shall correspond to their fair market value, i.e. the amount that could be reached as a price in usual business transactions through selling in accordance with the consistency of the shares. To the extent that shares of the company were disposed of in each of the past years, the fair market value of the shares collateralised shall correspond to the proceeds of the shares sold to the extent that the nominal value agrees here. Otherwise, the proceeds shall be raised or lowered at the ratio of the nominal amounts. Each PARTY FURNISHING COLLATERAL shall be reserved the right to prove a higher value.

12.      ADDITIONAL AGREEMENTS

Additional agreements to the agreement hereto shall require the written form to the extent that the law does not prescribe the notarial form. The same shall apply to suspending the requirement of the written form.

13.      COSTS

The PARTIES FURNISHING COLLATERAL shall bear the costs including taxes and outlays that arise from ordering and utilising the right of lien and the business shares affected by that or other rights as joint and several debtors.

                           LAMBDANET CREDIT AGREEMENT
                    page 6 of the agreement dated xx xx, xxxx

14.       PLACE OF PERFORMANCE AND VENUE

The place of performance and venue for all of the obligations arising out of the agreement hereto shall be Frankfurt am Main. The law of the Federal Republic of Germany shall apply.

15.      SAVING CLAUSE

Should one or several of the provisions of the agreement hereto be not legally valid or unenforceable, the validity of the rest of the content of the agreement hereto shall not be affected by this. The parties shall replace the wholly or partially invalid or unenforceable provisions with a valid provision that corresponds to the economically desired purpose and that comes as close as possible to the content of the provision to be replaced. This shall apply accordingly if it subsequently comes to light that the agreement hereto has gaps in the regulations.

16.      GENERAL TERMS AND CONDITIONS

The General Terms and Conditions of HVB shall apply supplementally. They are already known to the PARTY FURNISHING COLLATERAL and they may otherwise be inspected at any business office of HVB. HVB can also send this to him/her upon request.

17.      COPIES

7 copies shall be made of the agreement hereto. Each contractual party and LAMBDANET shall receive one copy.

The above record was read to the persons who appeared before the notary public, approved by the persons who appeared and signed as follows by their own hand.

[...], (date) [...]           /s/ Dr. Dieter Finke
                              ---------------------------------------
                              Dr. Dieter Finke

[...], (date) [...]           /s/ Dr. Bernd Jager
                              ---------------------------------------
                              Dr. Bernd Jager

[...], (date) [...]           /s/ Dr. Stefan Sattler
                              ---------------------------------------
                              Dr. Stefan Sattler

[...], (date) [...]           /s/
                              ---------------------------------------
                              Bayerische Hypo- und Vereinsbank AG

                           LAMBDANET CREDIT AGREEMENT
                    page 7 of the agreement dated xx xx, xxxx

[...], (date) [...]           /s/
                              ---------------------------------------
                              Dresdner Bank AG

[...], (date) [...]           /s/
                              ---------------------------------------
                              Kreditanstalt fur Wiederaufbau



THE COMPANY IS HEREWITH GIVEN NOTICE OF THE LIEN THAT TAKES NOTICE OF THE AGREEMENT HERETO WITH CONSENT.

[...], (date) [...]           /s/
                              ---------------------------------------
                              LambdaNet Communications GmbH,
                              represented by its managing director,
                              DR. DIETER FINKE

                           LAMBDANET CREDIT AGREEMENT
                 page 56 of the agreement dated January 21, 2000

APPENDIX 4: GUARANTY

The limited amount guaranty of NORTEL DASA.

                        ABSOLUTE LIMITED AMOUNT GUARANTY
                for Collateralising Certain Demands of the Banks

to

1)   Bayerische Hypo- und Vereinsbank AG

2) Dresdner Bank AG (hereinafter referred to as the "Liquidating Bank" when it acts simultaneously for the Bayerische Hypo- und Vereinsbank AG and Kreditanstalt fur Wiederaufbau)

3)   Kreditanstalt fur Wiederaufbau

(hereinafter referred to together as the "Banks")

--------------------------------------------------------------------------------
name and address of the Guarantor
--------------------------------------------------------------------------------
NORTEL DASA NETWORK SYSTEMS GMBH & CO. KG
--------------------------------------------------------------------------------

PREAMBLE:

    The Banks have extended LambdaNet Communications GmbH, Hannover (hereinafter referred to as the "Borrower" or "Principal Debtor") a credit facility dated February 21, 2000 amounting to Euro 56,000,000 based upon the Loan Facility Agreement that shall be extended in two tranches (Tranche A amounting to a maximum of Euro 10,000,000 and Tranche B amounting to a maximum of Euro 46,000,000). It is possible to take advantage of Tranche B in the framework of the availability of Loan Facility Agreement defined and covered by the agreement. In order to make it possible for the Borrower to claim funds before the prerequisites have been created for a claim covered by the agreement, the Borrower was conceded the possibility of also claiming credit funds under Tranche B until June 15, 2000 if the guarantor provides an absolute limited amount guaranty upon the first written request under prerequisites precisely defined in the credit agreement (availability covered by guaranty under Tranche
B) Liquidating Bank shall inform the guarantor of the amount of the claim covered by guaranty in the intervals of time defined in the Loan Facility Agreement. The details of the credit agreement that is attached to this guaranty as an appendix and forms an essential component of this guaranty are known to us.

Stating these things in advance, we (hereinafter referred to as "the Guarantor") herewith assume the

                                ABSOLUTE GUARANTY

for all claims that the Banks are entitled to from

--------------------------------------------------------------------------------
designation of the Banks' demands
--------------------------------------------------------------------------------
the claims covered by guaranty under Tranche B in the framework of the Loan Facility Agreement designated above and dated December 21, 2000 (hereinafter referred to as "Loan")
--------------------------------------------------------------------------------

                           LAMBDANET CREDIT AGREEMENT
                 page 2 of the agreement dated January 21, 2000


against

--------------------------------------------------------------------------------
name and address of the Principal Debtor
--------------------------------------------------------------------------------
LAMBDANET COMMUNICATIONS GMBH, GUNTHER-WAGNER-ALLEE 13, 30177 HANNOVER,
HR NUMBER HRB 57818 AT THE HANNOVER LOCAL COURT
--------------------------------------------------------------------------------

by obliging ourselves to pay

--------------------------------------------------------------------------------
amount                         in words
--------------------------------------------------------------------------------
23,800,000 EUROS               TWENTY-THREE MILLION EIGHT HUNDRED THOUSAND EUROS
--------------------------------------------------------------------------------

including interest and costs when we receive the first written request from the Liquidating Bank (hereinafter referred to as the "Declaration of Claim") where it declares that the Banks' claims for payment from the loan have not been complied with pursuant to the agreement.

1.     CLAIMS FROM THE GUARANTY, WAIVING PLEAS AND THE DUTY TO PROVIDE
       INFORMATION

1.1 If the Banks' claims to payment that are collateralised by the guaranty are due and if the Principal Debtor does not comply with these claims, the Banks may get into contact with the Guarantor who shall make payment within three working days after the Declaration of Claim is received upon the first written request from the Liquidating Banks. The Banks shall not be obliged to initially proceed in court against the Principal Debtor or to utilise collateral provided to them.

1.2 The Guarantor shall also have an obligation to pay if the Principal Debtor can contest the business that his obligation is based upon (waiving the plea of contestibility that the Guarantor is entitled to pursuant to Section 770, Paragraph 1 of Burgerliches Gesetzbuch - the German Civil Code). Furthermore, the Guarantor may not plead that the Banks may satisfy their claims by setting them off against a demand due from the Principal Debtor (waiving the plea of setting off that the Guarantor is entitled to pursuant to Section 770, Paragraph 2 of Burgerliches Gesetzbuch - the German Civil Code).

1.3 The Banks shall inform the Guarantor on the fact that the Borrower has not paid on time no later than three working days after the collateralised demand was due.

1.4 The Guarantor's obligation to pay shall expire if the Guarantor complies with the demands of the Banks asserted in the Declaration of Claim. This shall not apply if the claim is asserted against the Guarantor exclusively for the interest or fees accumulating for the principal debt (said claims shall be reduced in accordance with the maximum amount) or the amount of the demand asserted was not correctly calculated and/or not correctly stated in the Declaration of Claim without the gross negligence of the Liquidating Bank

2.     THE RANK OF THE PASSED OVER DEMAND AND PASSING OVER COLLATERAL

2.1 To the extent that the Guarantor satisfies the Banks, their demands against the Borrower shall pass onto him. The Guarantor steps back as the creditor of the Borrower behind all existing, future and conditional claims with the passed over demands that the Banks are

                           LAMBDANET CREDIT AGREEMENT
                 page 3 of the agreement dated January 21, 2000


       entitled towards the Borrower from the Loan with all of their domestic and foreign business shares and domestic and foreign subsidiaries.

2.2 Before the debt from the guaranty is completely fulfilled, the Guarantor shall not have a claim to have the collateral being transferred that was made available to the Banks for collateralising the claims covered by guaranty.

2.3 If the Guarantor has completely fulfilled the debt from the guaranty and if the Banks have to release the non-accessory collateral pursuant to the collateral agreements, they shall transfer the collateral that was made available to them by the Principal Debtor to the Guarantor, if necessary proportionally. The Banks shall re-transfer collateral that was ordered by third parties to each party furnishing collateral in the absence of another agreement with him. If the Banks' claims against the Borrower exceed the maximum amount from the guaranty and the collateral to be transferred to the Guarantor only serve the purpose of collateralising the portion of the Banks' claims not guarantied against the Borrower, the Banks shall be entitled to a higher-ranking right to be paid in relation to the Guarantor to the extent that the prerequisites have not been complied with pursuant to Number 2.7a.

2.4 To the extent that collateral passes over to the Guarantor by virtue of the law (such as rights of lien), it shall not go beyond the legal regulation. If the Banks' claims against the Borrower exceed the maximum amount of the guaranty and the collateral that passes over to the Guarantor by virtue of the law also serve the purpose of collateralising the non guarantied portion of the Banks' claims against the Borrower, the Banks shall be entitled to a higher-ranking right to be paid in relation to the Guarantor to the extent that the prerequisites have not been complied with pursuant to Number 2.7a. The Banks shall exercise their discretion in the framework of a contractually agreed upon obligation for releasing the collateral to the effect of releasing the collateral provided by the Borrower before releasing the rights of lien of the business shares of LambdaNet.

2.5 Any claims of the Guarantor for settling and assigning collateral against other parties furnishing collateral shall not be affected by the regulations above.

2.6 If the conditions under which the Banks are entitled to utilise the collateral designated in the following are given, the Banks shall concede the Guarantor or another company of the Nortel Group the right to utilise the collateral designated in the following in its own name, but for the Banks' account after the prior consent of the Liquidating Bank apart from the Banks' right of utilisation:

       - the agreement on transfer of property by way of receipt dated January 21, 2000 for the presence locations

       - the agreement on transfer of property by way of receipt dated January 21, 2000 for the Network Management Center in Hannover

       The Banks shall not deny consent with the justification that the purchase price is set too low if the amount of the purchase price is sufficient to fulfil all demands that the Banks have against the Borrower. The Liquidating Bank shall inform the Guarantor in writing of the occurrence of the case of utilisation. The Guarantor shall comply with the prerequisites for use contained in the individual collateral agreements. The costs that are

                           LAMBDANET CREDIT AGREEMENT
                 page 4 of the agreement dated January 21, 2000


       actually incurred in connection with utilisation shall be satisfied with a higher ranking from the proceeds from utilisation to the extent that the Banks have consented to carrying out the measures that produce costs. Consent shall not be denied for disassembly that is necessary for utilisation and installing the property that serves as collateral without an important reason. To the extent that the Guarantor is not successful at using the collateral within 6 months after the Liquidating Bank sent written information on the fact that the conditions for utilisation are given, the Banks may revoke the right of utilisation assigned to the Guarantor.

2.7 If the Guarantor has fulfilled all of his guaranty debt and if the demands of the Banks against the Borrower pass over to the Guarantor to the amount of satisfaction,

       a) the retreat in rank pursuant to Paragraph (1) of this Section shall no longer be applicable and the Guarantor participates in the collateral existing for these demands on equal ranking at the ratio to the collateralised total demand if and as soon as the following prerequisite are given cumulatively:

              - the Borrower fulfils all imposed conditions demanded in Number 12 of the credit agreement

              - the Borrower has already amortised 33% of the amounts outstanding on December 31, 2001 under Tranche B

              - the DEBT SERVICE COVERAGE RATIO reaches or exceeds a value of 1.5 in accordance with the definition in the credit agreement. When ascertaining the value (the DEBT SERVICE COVERAGE RATIO), the fact that the retreat in rank shall no longer be applicable shall already be taken into consideration.

       Suspending the retreat in rank necessitates the fact that the Banks would only be able to demand interest on their still outstanding demands under Tranche B that would then be of equal ranking amounting to the interest rates calculated by the Banks and that it would only be possible to assert the demands that would then be of equal ranking at the dates specified in Article 8.1.1 of the credit agreement and only at the following percentages:

       % amortisation of NORTEL DASA'S DEMAND =
       (TRANCHE B on December 31, 2001 multiplied by X%) divided by TRANCHE B PARI PASSU.

       Here, the following means:

       - X% or the repayment percentage specified in Article 8.1.1 of the Loan Facility Agreement to each amortisation date

       - TRANCHE B on December 31, 2001: the amount outstanding as per December 31, 2001 under Tranche B

       - TRANCHE B PARI PASSU: the amount still outstanding at the point in time of suspending the retreat in rank

       - NORTEL DASA'S DEMAND: the demand against LambdaNet that passes over to the Guarantor when the guaranty debt is paid to the amount still existing at the point in time of suspending the retreat in rank

                           LAMBDANET CREDIT AGREEMENT
                 page 5 of the agreement dated January 21, 2000


       b) if the Banks' demands against the Borrower from further pay-outs from the Loan Facility Agreement are of lower ranking towards the demands that have passed onto the Guarantor against the Borrower and are only collateralised in lower ranking by the existing collateral if and to the extent that these pay-outs are made without the conditions for pay-out settled in Number 13 of the Loan Facility Agreement being fulfilled unless the Guarantor consents to these pay-outs or the prerequisites under Number 7a) are fulfilled. This consent may not be denied without a reason.

       c) if the Guarantor is entitled to sell the demands against the Borrower that have been passed from the Banks onto the Guarantor to third parties to the extent that this is possible pursuant to the regulations in the credit agreement. With reference to the demands specified, the Banks shall be entitled to a legal right of first refusal pursuant to Sections 504 ff of Burgerliches Gesetzbuch (the German Civil Code).

3.     CREDITING PAYMENTS INTO ACCOUNT

       The Banks may credit the proceeds from utilising the collateral that the Principal Debtor or another third party has ordered for them initially to the portion of their claims against the Borrower that exceeds the maximum guarantied amount specified above. In the same fashion, i.e. at a higher ranking with the non guarantied portion of their claims, the Banks may set off all payments made by the Principal Debtor or for his account.

4.     ALLOWING ADDITIONAL TIME FOR COLLATERAL AND RELEASING COLLATERAL

       The Guarantor shall not be free of his guaranty obligation if the Banks allow the Principal Debtor more time for interest or fees due. This shall also apply if the Banks release collateral in one or several steps to the extent that the total value does not exceed Euro 500,000 or if the Banks release collateral thereby fulfilling an obligation to release that results from other collateral agreements. The Guarantor shall also not be free of his guaranty obligation if disposals are allowed on the pledged project accounts.

5.     COMMISSION ON GUARANTY

       The commission on guaranty that LambdaNet owes to the Guarantor and the interest shall result from the Guarantee Facility Agreement attached as an appendix. Changes with reference to the amount of these fees and interest owed shall require the consent of the banks.

6.     GOING INTO EFFECT

       The guaranty shall be under the dilatory condition that the Borrower initially has drawn a minimum amount of at least Euro 6,000,000 under Tranche A. It shall be effective to the maximum amount that corresponds to the value of the supplies and services furnished by the Guarantor based upon the Nortel Dasa Contract (= the date-bound general contractor agreement amounting to Euro 46,539,974 between the Guarantor and Borrower dated September 21, 1999 and each additional and supplemental agreement accepted by the lenders, especially the additional agreement dated December 31, 1999) as it was confirmed towards the Liquidating Bank by the Guarantor and Borrower in writing.

                           LAMBDANET CREDIT AGREEMENT
                 page 6 of the agreement dated January 21, 2000


7.     LIMITATION

       The guaranty shall be limited to June 30, 2000.

                           LAMBDANET CREDIT AGREEMENT
                 page 7 of the agreement dated January 21, 2000


8.     APPLICABLE LAW AND VENUE

       German law shall apply to the principal-surety relationship. The venue shall be Frankfurt am Main.

9.     REPRESENTATION OF THE BANKS

       The Bayerische Hypo- und Vereinsbank AG shall simultaneously accept this guaranty for the other banks.

Munich, January 21, 2000               /s/
                                       -----------------------------------------
                                       Nortel Dasa Network Systems GmbH & Co. KG


SHALL BE FILLED OUT BY THE BAYERISCHE HYPO- UND VEREINSBANK AG

--------------------------------------------------------------------------------
reported by
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
received and handed out by
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
submitted by the Guarantor personally
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
yes    no    on (date)
If this was not submitted by the Guarantor, letter of confirmation received from Guarantor on:
--------------------------------------------------------------------------------

                           LAMBDANET CREDIT AGREEMENT
                 page 58 of the agreement dated January 21, 2000


APPENDIX 6: DEMAND FOR PAY-OUT

                               DEMAND FOR PAY-OUT

[BORROWER'S letterhead]

to:                  Mr. Faulhaber / Ms. Engel
                     Dresdner Bank AG
                     Ulm Branch Office
                     Neue Strasse 80
                     89073 Ulm
                     fax: (0731) 151-3179

                     date: [...]

Pursuant to Article 3.5 of the Basic Credit Agreement dated [ ], 2000 between us and the Borrowers, we herewith apply for the following pay-out under the credit line:

[ ]      Tranche A

[ ]      Tranche B

(a)      pay-out date:                      [  ]

(b)      interest period:          [  ] months

(c)      amount of pay-out         [  ] Euros

(d)      The loan shall be used for the following special purposes:

         - Tranche A:              [  ] operating resource required

                                   [  ] project costs above Euro 100,000
                                   pursuant to the attached invoices

                                   [  ] other project costs, i.e.

                                   [  ]
                                   [  ]
                                   [  ]

         - Tranche B:              [  ] Nortel Dasa supply agreement

                                   [  ] project costs above Euro 100,000
                                   pursuant to the attached invoices

                                   [  ] other project costs, i.e.

                                   [  ]
                                   [  ]
                                   [  ]


The equivalent of the loan shall be transferred to the project account
_______________ .

We herewith confirm that:

(i) the conditions imposed in Article 12 of the basic credit agreement have also been complied with on the present day and immediately after paying out the loan, and

(ii) there is no reason for termination pursuant to Article 14 of the basic credit agreement and no potential reason for termination has occurred or continues to exist or will occur as a result of paying out the loan, and

(iii) there is not any significant deterioration in the business operation and in the development of the business of the Borrower.

-----------------------------
Lambdanet Communications GmbH

The following agreement on the transfer of space by way of receipt is concluded

------------------------------------------------------------------------------------------------------------------

                       TRANSFER OF SPACE BY WAY OF RECEIPT
------------------------------------------------------------------------------------------------------------------
BETWEEN:

the name/business name and address of the party           the name and address of the Borrower:
furnishing collateral:                                    Lambdanet Communications GmbH
Lambdanet Communications GmbH                             Gunther-Wagner-Allee 18
Gunther-Wagner-Allee 18                                   30177 Hannover
30177 Hannover

                                                          account number: 1 024 061
registered in the HRB number HRB 57818, Hannover Local    at the Dresdner Bank AG,
Court                                                     Friedrichshafen Branch Office

(HEREINAFTER REFERRED TO AS THE "PARTY FURNISHING         bank code number: 651 800 05
COLLATERAL")
------------------------------------------------------------------------------------------------------------------

AND

Bayerische Hypo- und Vereinsbank Aktiengesellschaft,
Munich

(HEREINAFTER REFERRED TO AS "BANK" OR "HVB"
------------------------------------------------------------------------------------------------------------------


1.       THE SUBJECT MATTER OF THE TRANSFER OF SPACE BY WAY OF RECEIPT

1.1 The party furnishing collateral has installed transmission systems including network elements such as multiplexers and repeaters as well as the management software, appropriate computer, operating system and database platforms necessary for monitoring and controlling the network elements as well as the hardware and software necessary for connecting the network element in the framework of the project of building up and operating an optical waveguide network in Germany measuring 3,200 kilometres in the following spaces

I. Lech-Elektrizitatswerke AG, Schaezlerstrasse 3, 86150 Augsburg, HR registration number HRB 6164, Augusburg Local Court, the basement (on the northern side) of commercial hall Hirtenmahdweg 8, 86154 Augsburg (REFER TO LEASE DATED JULY 1/7, 1999), hereinafter referred to as Collateral Space I

II. GfW Gesellschaft fur Wohnbesitz mbH & Co. KG, Robert-Heuser-Strasse 15, 50968 Cologne, HR registration number HRB 61512, Charlottenburg Local Court, COMMERCIAL SPACE of building part A, KG, Alboinstrasse 36-42, 12103 Berlin (REFER TO LEASE DATED JUNE 22/24, 1999), hereinafter referred to as Collateral Space II

III. Immobilien-Beteiligungsgesellschaft Dr. Franz Kratz KG, HR registration number HRB 1629, Cologne Local Court, ADMINISTRATIVE SPACE in the building Jahnplatz/Niederwall 2/Renteistrasse, 33602 Bielefeld (REFER TO LEASE DATED JULY 20/26, 1999), hereinafter referred to as Collateral Space III

IV. Georg Simon Grundbesitz Objekt Regensburg KG, Herrmann-Ritter-Strasse 104-106, 28197 Bremen, HR registration number HRA 73208, Munich Local Court, UTILITY

                AGREEMENT ON TRANSFER OF SPACE BY WAY OF RECEIPT
                 page 2 of the agreement dated January 21, 2000

         SPACE of the building of CIF-Vers.-B, Herrmann-Ritter-Strasse 104-106, 28197 Bremen (REFER TO LEASE DATED JUNE 23/29, 1999), hereinafter referred to as Collateral Space IV

V. TRD-Reisen Fritz Fischer GmbH & Co. KG, Im Spahenfelde 51, 44143 Dortmund, HR registration number HRA 6661, Dortmund Local Court for the KG and HR registration, Dortmund Local Court for the Geschaftsfuhrungs GmbH Stell- und Nutzungsflachen at the tourist bus car park, Im Spahenfelde 51, 44143 Dortmund (REFER TO LEASE DATED JUNE 25/AUGUST 1, 1999 INCLUDING SUBSIDIARY AGREEMENTS DATED AUGUST 1/AUGUST 30, 1999 AND OCTOBER 21, 1999), hereinafter referred to as Collateral Space V

VI. ESAG Energieversorgung Sachsen Ost AG, Friedrich-List-Platz 2, 01069 Dresden, HR registration number HRB 965, Dreseden Local Court, SPACES in the city centre at the Dresden MainTrain Station (REFER TO LEASE DATED OCTOBER 29/NOVEMBER 22, 1999), hereinafter referred to as Collateral Space VI

VII. F.W. Hempel & Co. Erze und Metalle GmbH, Leopoldstrasse 16, 40211 Dusseldorf, HR registration number HRB 10774, Dusseldorf Local Court, SPACE in the office building of Leopoldstrasse 16 (REFER TO TEMPORARY LEASE DATED JUNE 24, 1999 AND THE FINAL LEASE TO BE CONCLUDED BETWEEN F.W. HEMPEL & CO. ERZE UND METALLE GMBH AND THE PARTY FURNISHING COLLATERAL ON SPACES IN THE LEOPOLDSTRASSE 16 OFFICE BUILDING, 40211 DUSSELDORF), hereinafter referred to as Collateral Space VII

VIII. Commerzbank AG, Kaiserplatz, 60311 Frankfurt am Main, HR registration number HRB 32000, Frankfurt am Main Local Court, PIECE OF REAL ESTATE on Juri-Gargarin-Ring 86, 99084 Erfurt (REFER TO LEASE DATED SEPTEMBER 13/21, 1999), hereinafter referred to as Collateral Space VIII

IX. Deutsche Post AG, General Headquarters, Bundeskanzlerplatz 2 -10 / Bonn Center, 53113 Bonn, HR registration number HRB 6792, Bonn Local Court, PIECE OF REAL ESTATE of Deutsche Post Immobilien Essen (main post office), Hachestrasse 2 - 8 (REFER TO LEASE DATED JUNE 22/JULY 6,
         1999), hereinafter referred to as Collateral Space IX

X. Frankfurter Societatsdruckerei GmbH, Frankenallee 71 - 81, 60327 Frankfurt am Main, HR registration number HRB 7285, Frankfurt am Main Local Court, piece of real estate of Frankenallee 71 - 81, 60327 Frankfurt am Main (REFER TO LEASE DATED JULY 6, 1999), hereinafter referred to as Collateral Space X

XI. Immobilien GbR Hamburg, Wendenstrasse 408, 20537 Hamburg ("Luisenhof") (REFER TO LEASE DATED JULY 8/13, 1999), hereinafter referred to as Collateral Space XI

XII. Technologiepark Karlsruhe GmbH, Albert-Nestler-Strasse 9, 76131 Karlsruhe, HR registration number HRB 6764, Karlsruhe Local Court, piece of real estate of Albert-Nestler-Strasse 9, 76131 Karlsruhe, Building 7H (REFER TO LEASE DATED JUNE 17/21, 1999), hereinafter referred to as Collateral Space XII

XIII. The husband and wife Professor Dr. Josef Campinge, former cinema, Theodor-Babilon-Strasse 1-3, Cologne, entered into the Land Register of the Deutz borough of Cologne, Volume 72, sheet 2/19, cadastral district 235, plot 851 (REFER TO LEASE DATED JULY 15/AUGUST 4, 1999), hereinafter referred to as Collateral Space XIII

XIV. Rudolf Geray / Walter Grisslich community of builder-owners, Zettachring 6, 70567 Stuttgart, PIECE OF REAL ESTATE of the Leipzig Business Park, Maximilianallee 4, 04129 Leipzig (REFER TO LEASE DATED JUNE 10/14, 1999), hereinafter referred to as Collateral Space XIV

XV. GbR Magdeburg Universitatsplatz, Ziegelhuttenweg 43, 60598 Frankfurt am Main, PIECE OF REAL ESTATE at Erzbergerstrasse 1, 39104 Magdeburg (REFER TO LEASE DATED JUNE 23, 1999), hereinafter referred to as Collateral Space XV

                AGREEMENT ON TRANSFER OF SPACE BY WAY OF RECEIPT
                 page 3 of the agreement dated January 21, 2000

XVI. Mr. Manfred Schnitzler, Belchenstrasse 39, 68163 Mannheim, PIECE OF REAL ESTATE of Flossworthstrasse 16, 68199 the Neckerau borough of Mannheim, (REFER TO LEASE DATED JUNE 15/24, 1999), hereinafter referred to as Collateral Space XVI

XVII. Simon Grundbesitz Zehnder & Partner AG & Co. KG, Enzianstrasse 10, 82031 Grunwald, HR registration number HRA 67631, Munich Local Court, PIECE OF REAL ESTATE at Arnulfsstrasse 205, 80634 Munich (office building A) (REFER TO LEASE DATED JUNE 4/10, 1999), hereinafter referred to as Collateral Space XVII

XVIII. Mr. Gerd Schmelzer, Further Strasse 212, 90429 Nuremberg, PIECE OF REAL ESTATE at Further Strasse 212, 90429 Nuremberg (building 76) (REFER TO LEASE DATED JUNE 10/JULY 10, 1999), hereinafter referred to as Collateral Space XVIII

XIX. Mr. Karl-Peter Reck, Zettachring 6, 70567 Stuttgart, spaces in the Stuttgart Business Park at Zettachring 6, 70567 Stuttgart (REFER TO LEASE DATED JUNE 10/JULY 10, 1999), hereinafter referred to as Collateral Space XIX

XX. Hohn Grundstucksverwaltungs GmbH & Co. KG, Hertzstrasse 2, 97076 Wurzburg, HR registration number HRA 4677, Wurzburg Local Court, PIECE OF REAL ESTATE at Hertzstrasse 2, 97076 Wurzburg (REFER TO LEASE DATED JUNE 25, 1999), hereinafter referred to as Collateral Space XX

XXI. Bayernfonds Immobiuliengesellschaft mbH & Co. KG, building of Hannover Forum in the Pelikan Viertel KG, Innere Wiener Strasse 17, 81667 Munich, HR registration number HRB 45696, Munich Local Court, SPACES in Gunther-Wagner-Strasse 13, 30177 Hannover (REFER TO LEASE DATED JULY 16, 1999), hereinafter referred to as Collateral Space XXI.

         (HEREINAFTER REFERRED TO INDIVIDUALLY AS "COLLATERAL SPACE" AND COLLECTIVELY AS "COLLATERAL SPACES").

         The individual Collateral Spaces are divided up into two levels each:
         The space above the double floor (level 1) drawn in and the space between the double floor drawn in and the floor below it (level 2).

1.2 It is possible to find the exact location of the installation parts in the base plans attached as a copy, that are an essential component of the agreement hereto. To the extent that the objects transferred by way of receipt are only within a specially marked section of the piece of real estate, it is also possible to find the marking in the base plans. If the marking is red, this designates level 1 of the Collateral Space and if the marking is green, this designates level 2 of the Collateral Space.

         It is only possible to use each lease for designating Collateral Spaces VI and VIII at the present time, that are an essential component of the agreement hereto. Each of the base plans also become an essential component of the agreement hereto and the party furnishing collateral shall submit them without delay after they have been prepared.

1.3 The real estate owners have permitted the party furnishing collateral the use of the piece of real estate with the leases listed under 1.1 for preparing and operating the plant. The installation parts specified in Number 1.1 that the party furnishing collateral brought upon the piece of real estate in connection with preparing and operating the installation parts and will bring onto it in the future shall only be brought or prepared there for the duration of the lease agreement. Therefore, they are only linked to the piece of real estate for a temporary purpose (Section 95 of Burgerliches Gesetzbuch - the German Civil Code) and they therefore shall not pass into the property of the real estate owner.

                AGREEMENT ON TRANSFER OF SPACE BY WAY OF RECEIPT
                 page 4 of the agreement dated January 21, 2000

1.4 The transfer by way of receipt shall extend to all objects and implements specified in Number 1.1 and other objects and implements in connection with building up and operating the optical waveguide network that are in the Collateral Space mentioned above presently or in the future including all of the stock, accessory or spare parts necessary for operation and the data processing units required for operation. Furthermore, the property of the entire system documentation prepared presently and in the future by Nortel Dasa pursuant to the specification of the basic agreement dated September 21, 1999, that is an essential component of the agreement hereto, shall be transferred including modifications or secondary agreements and the individual agreements that are based upon this with the party furnishing collateral, consisting of hardware and the software installed on it including all handbooks and control diagrams.

         The author Nortel Systems GmbH & Co. KG with its headquarters in Hahnstrasse 37 - 39, 60528 Frankfurt am Main, shall concede to the Bank the simple right of use and enjoyment to the extent that results from the date-linked general contractor agreement between the author and party furnishing collateral amounting to 46,539,974 German Marks concluded on September 21, 1999. The simple right of use especially includes the right to use the software of the system created in the framework of the agreement with the party furnishing collateral presently and in the future and supplied presently and in the future with the documentation belonging to it for the purpose of operating the hardware of the system as much as desired and to permit third parties the use of it. The author issues his consent to transferring this simple right of use and enjoyment in the framework of utilisation in favour of satisfying the demands specified in Number 3 of the agreement hereto. The author shall grant the rights of the Bank designated under Number 1.4 under the condition subsequent with the specification that the rights of the Banks shall automatically end when the demands designated in Number 3 of the agreement hereto have been completely satisfied. This shall not apply if satisfaction is made by the utilisation proceeds achieved in the framework of utilisation and the simple right of use and enjoyment is transferred in this process. The declaration of the author shall form a component of the agreement hereto.

  (ALL OF THE OBJECTS AND RIGHTS HEREINAFTER REFERRED TO AS "COLLATERAL GOODS")

1.5 The contractual parties are in agreement that all of the objects presently in the stated Collateral Space of the type mentioned shall be transferred when this agreement is concluded and that all of the objects that come there in the future of the type mentioned shall be transferred to the property of the Bank at the point in time of them being brought into the Collateral Space (expectancy, ownership, co-ownership). To the extent that the Bank initially only receives expectancy, the entire ownership shall pass over to the Bank immediately at the point in time of the reservation of title no longer being applicable.

2.       REPLACEMENT FOR THE TRANSFER

         Transferring the Collateral Goods to the Bank shall be replaced by the fact that the party furnishing collateral preserves it carefully for the Bank. To the extent that third parties come into the immediate possession of the Collateral Goods, the party furnishing collateral shall assign his existing and future claims to delivery to the Bank now.

                AGREEMENT ON TRANSFER OF SPACE BY WAY OF RECEIPT
                 page 5 of the agreement dated January 21, 2000

3.       THE PURPOSE OF COLLATERAL

         Transferring by way of receipt shall serve the purpose of securing all existing, future and conditional claims that the Dresdner Bank AG, the Kreditanstalt fur Wiederaufbau and the HVB are entitled to against the party furnishing collateral with all of the domestic and foreign business offices and domestic and foreign subsidiaries from extending the loan pursuant to the basic project credit agreement dated January 21, 2000 including any addenda/supplements.

4.       REPLACING RESERVATIONS OF TITLE

         The party furnishing collateral shall bring about the expiration of any reservation of title that may exist by paying the purchase price. The Bank shall be entitled to pay a remaining debt in respect of the purchase price obligation of the party furnishing collateral at his debit.

5.       STOCK LISTS

5.1 The party furnishing collateral has to submit a list of stock on the Collateral Goods transferred to the Bank no later than the 5th working day of every calendar half-year while referring to the agreement hereto. The Bank may also demand that stock lists are sent in shorter periods of time to preserve its justified concerns. The stock list has to contain information on the type, quantity, size/volume, brand and/or manufacturer.

5.2 The stocks actually on hand shall also be transferred if the stock lists are incorrect or incomplete in any fashion.

6.       THE AUTHORITY TO EXCHANGE

         The Bank shall allow the party furnishing collateral to procure appropriate new parts in the framework of the service necessary according to the specifications of proper management for machines/devices or components of the Collateral Goods requiring renewal. All measures that are not absolutely necessary for maintaining the functionality shall require the consent of the Bank.

7.       HANDLING AND MARKING THE COLLATERAL GOODS

7.1 The party furnishing collateral has to leave each of the Collateral Goods in the Collateral Space, to treat it carefully at his debit and not to conceal the transfer by way of receipt to third parties who are legally or economically interested in it.

7.2 The Bank may mark the Collateral Goods as its property in order to preserve its justified concerns in a fashion that appears expedient to it. The transfer by way of receipt shall be made noticeable in the documents of the party furnishing collateral with the name of the Bank.

                AGREEMENT ON TRANSFER OF SPACE BY WAY OF RECEIPT
                 page 6 of the agreement dated January 21, 2000

8.       THE LEGAL RIGHTS OF LIEN OF THIRD PARTIES

         To the extent that there is a legal right of lien of third parties to the Collateral Goods, especially of the lessor, the party furnishing collateral has to prove that it has been paid at the Bank's request after the due date of the interest or remuneration owed from the legal relationship it is based upon. If this proof is not furnished, the Bank shall be authorised to pay the collateralised demand at the debit of the party furnishing collateral to avert the right of lien.

9.       THE DUTY OF THE PARTY FURNISHING COLLATERAL TO PROVIDE INFORMATION

         The party furnishing collateral shall notify the Bank without delay if the rights of the Bank to the Collateral Goods should be impaired or endangered by levy of execution or other measures of third parties or in another fashion.

10.      INSURING THE COLLATERAL GOODS

10.1 The party furnishing collateral shall keep the full amount of the Collateral Goods insured at his own debit for the entire duration of transfer by way of receipt against the usual hazards and against the hazards that insurance coverage seems necessary to the Bank when the risks are appropriately assessed and to prove this to the Bank upon request especially by submitting the insurance policy. Upon the Bank's request, the party furnishing collateral has to request the insurance company to send an insurance policy to the Bank. If the party furnishing collateral has not effected the insurance or not sufficiently, the Bank may do this at his debit.

10.2 The party furnishing collateral shall assign all of the claims to insurance and compensation for damage that the party furnishing collateral acquires because of loss and damage of the Collateral Goods in a separate collateral assignment agreement.

11.      THE BANK'S RIGHT TO EXAMINE

11.1 The Bank shall be entitled to examine the Collateral Goods at each location or to have it examined by its representatives and to inspect the books and documents for the purpose of examination.

11.2 To the extent that the Collateral Goods are in the immediate possession of third parties, the party furnishing collateral shall instruct them to grant the Bank access to the Collateral Goods and to give all of the information on the Collateral Goods desired by it.

12.      THE BANK'S RIGHT OF UTILISATION

12.1 The Bank shall be entitled to utilise the Collateral Goods if the Borrower is in arrears with the payments for the demands due that are collateralised by the agreement hereto. The Bank shall only utilise the Collateral Goods to the extent that this is necessary for fulfilling the demands in arrears.

12.2 The Bank shall threaten the party furnishing collateral with utilisation setting a period. If concluding this agreement is a commercial act for the party furnishing collateral, the period shall be at least one week. In all other cases, it shall be one month.

                AGREEMENT ON TRANSFER OF SPACE BY WAY OF RECEIPT
                 page 7 of the agreement dated January 21, 2000

12.3 The Bank may sell the Collateral Goods by private contract in its own name or in the name of the party furnishing collateral. It shall take the justified concerns of the party furnishing collateral into consideration. It may also demand from the party furnishing collateral that he utilise the Collateral Goods on a best-efforts basis according to its instructions or assists in the utilisation. The party furnishing collateral has to issue everything received in the utilisation of the Collateral Goods to the Bank without delay.

13.      RECONVEYANCE, RELEASING THE COLLATERAL

13.1 After satisfying its claims collateralised by the agreement hereto, the Bank shall reconvey the collateral transferred with this agreement to the party furnishing collateral and issue any excess proceeds from utilisation. However, the Bank shall transfer this collateral to a third parties if it is obliged to do so. This is the case, for instance, if the party furnishing collateral is simultaneously the Borrower and a guarantor has satisfied the Bank.

13.2 To the extent that several objects have been transferred by way of receipt or other collateral has been ordered apart from this collateral, the Bank shall release the Collateral Goods transferred to it and any other collateral orders to it (such as demands assigned, land charges) at its choice to each party furnishing collateral wholly or partially before its claims collateralised by the transfer by way of receipt are completely satisfied to the extent that the realisable value of all collateral does not just exceed 110% of the Bank's collateralised claims temporarily.

13.3 In the absence of a deviating agreement, the realisable value of the Collateral Goods shall be ascertained for the purposes of Number 13 as follows: The fair market price at the point in time of the request for release shall be decisive. If that is missing

          - the purchase price for the Collateral Goods that the party furnishing collateral purchased

          - the manufacturing price for the Collateral Goods that the party furnishing collateral manufactured himself or processed.

          The value of the Collateral Goods that a third party has a higher ranking collateral right on (such as a reservation of title, right of lien) shall first of all be deducted from the value ascertained in this fashion, however only amounting to the collateralised claims of each creditor.

          A collateral surcharge amounting to 25% shall be effected from the value ascertained afterwards if the Collateral Goods are current assets, because of a possible deficiency in proceeds (for instance, with judicial sale). A collateral surcharge amounting to 30% per year from purchase or completion, proportionately for each increment of a year, shall be effected degressively from each previous value if the Collateral Goods are non-real estate fixed assets.

14.      THE INTERPRETATION OF THE AGREEMENT/CONTINGENT AGREEMENT

         This contract is concluded under the assumption on all sides that the Collateral Goods will not/has not become an essential component of the piece of real estate in spite of its connection with the grounds, rather remain(s) independent tangible asset(s) or has/have remained thus.

                AGREEMENT ON TRANSFER OF SPACE BY WAY OF RECEIPT
                 page 8 of the agreement dated January 21, 2000

         Should the installation be valuated as an essential part of the grounds by a final and conclusive ruling and afterwards the ownership of the installation pass onto the real estate owner, the party furnishing collateral shall herewith transfer all of the rights and claims resulting from the loss of rights to the Bank in a fashion that the Bank not only acquires the claim from Section 951 Burgerliches Gesetzbuch (the German Civil Code), but also all rights that the party furnishing collateral is entitled to against the real estate owner with reference to the right of beneficial use of the installation.

15.      MISCELLANEOUS/FINAL PROVISIONS

15.1 The General Terms and Conditions of the Bank shall apply as a supplement. They are already known to the party furnishing collateral and may otherwise be inspected at every office of the Bank. They can also be sent upon request.

15.2 The law of the Federal Republic of Germany shall apply. The venue and place of performance shall be Frankfurt am Main.

15.3 Oral subsidiary agreements were not made. Modifications to the agreement hereto shall require the written form. This shall also apply to suspending the agreement on the written form.

15.4 Should one or several of the provisions of the CONTRACT hereto be wholly or partially invalid or prove to be unenforceable, the validity of the rest of the agreement hereto shall otherwise not be affected by this. The parties shall replace the wholly or partially invalid or unenforceable provisions with a valid provision that corresponds to the economic purpose desired and that comes as close as possible to the content of the provision to be replaced. This shall apply accordingly if it comes to light that the agreement hereto has gaps in the regulations.

        JANUARY 21, 2000                   /s/
----------------------------------        ----------------------------------------------------
Munich, January 21, 2000                    (the signature of the party furnishing collateral)




JANUARY 21, 2000                            /s/
--------------------------                ----------------------------------------------------
Munich, January 21, 2000                   (signature of Bayerische Hypo- und Vereinsbank AG)



JANUARY 21, 2000                             /s/
--------------------------                ----------------------------------------------------
Munich, January 21, 2000                             (the signature of the author)

                   Contract of the Transfer of Room Ownership
              Page 1 of 10 of the Declaration from 21 January 2000

Translation from the German Language

------------------------------------------------------------------------------------------------------------------
Contract of Transfer of Room Ownership
------------------------------------------------------------------------------------------------------------------
between:                                                  Name/company and address of the Borrower /Creditee
Name/company and address of the Mortgager:                Lambda Net Communications GmbH
Lambda Net Communications GmbH                            Gunther-Wagner-Allee 18
Gunther-Wagner-Allee 18                                   30177 Hannover
30177 Hannover                                            Germany
Germany
                                                          Account no. 1 024 061
registered in the Commercial Registry - No. 57818         at the Dresdner Bank AG, Friedrichshafen Branch,
District Court of Hannover                                Bank code: 651 800 05

(hereinafter referred to as the "Mortgager"

------------------------------------------------------------------------------------------------------------------

and the
Bayerische Hypo- und Vereinsbank Aktiengesellschaft
Munchen

(hereinafter referred to as the "Bank" or "HVB"
------------------------------------------------------------------------------------------------------------------

the following Contract of Transfer of Room Ownership is concluded.

1.       OBJECT OF THE TRANSFER OF OWNERSHIP

1.1 On the property, Gunther-Wagner-Allee 13, 30177 Hannover, 1st Floor, Property Register from Klein Buchholz Volume/Page 7589 (hereinafter referred to as the "SECURITY ROOM") of the Bayernfonds Immobiliengeschaft mbH & Co Objeckt Hannover Forum im Pelikan Viertel KG, Innere Wiener Str. 17, 81667 Munich, Commercial Registry No. 45696, District Court of Munich,

         in the framework of the project "Erection and Operation of a 3,200 km Long Glass Fibre Network in Germany" - the Mortgager has installed

                   Contract of the Transfer of Room Ownership
              Page 2 of 10 of the Declaration from 21 January 2000

         transmission systems including network elements such as multiplexers and repeaters as well the management software, accessory computer, operating system and database platforms needed for the surveillance and controlling of the network elements as well as any hardware otherwise required for the linkage of the network elements to the management system and the software running thereupon.

1.2 The exact location of the system parts is to be taken from the annexed copy of the site map that is an essential element of this contract. Provided that the transferred objects are only located within a specially marked section of the property, the marking is to be taken from the site map(s) as well.

1.3 The property owner has granted the Mortgager the usage of the property for the erection and operation of the system with the tenancy agreement from 16 JULY 1999.

         The system parts designated in Item 1.1, which were taken by the Mortgager in connection with the erection and/or operation of the systems/machines/equipment to the aforementioned property, and will be taken in the future, are only taken or erected there on the property for the duration of the contract of lease. Thus they are only bound to the property for a temporary purpose (Section 95 of the German Civil
         Code) and therefore do not pass into the possession of the property owner.

1.4 The conveyance extends to all objects and equipment named in Item 1.1 as well as other which are in connection with the erection and operation of the glass fibre network which currently and in the future shall be located in the aforesaid Security Room including all inventory, accessories and replacement parts and EDP systems required for operation.

         Furthermore, the ownership of the entire current and future erected system documentation by Nortel Dasa, comprised of hardware and the software installed thereupon, including all handbooks and control plans, shall be transferred according to the provisions of the Framework Contract from the 21st of September 1999 which is an essential component of this contract, along with modifications or addendums as well as the individual contracts which are based thereupon with the Mortgager.

                   Contract of the Transfer of Room Ownership
              Page 3 of 10 of the Declaration from 21 January 2000

         The Originator, Nortel Systems GmbH & Co. KG with its head office in the Hahnstrasse 37-39, 60528 Frankfurt am Main, concedes to the Bank the general usufruct in the scope which results from the schedule-bound General Business Contract between the Originator and the Mortgager in an amount of DM (German Marks) 46,539,974. --, entered into on 21 September 1999. The simple usufruct comprises in particular the right of freely using or allowing use by third parties of the currently and future erected software and currently and future delivered software of the system with the accompanying documentation in the framework of the agreement with the Mortgager for the purpose of operating the system hardware. The Originator grants the approval of transferring this simple usufruct in the framework of the exploitation in favour of the satisfaction of the stipulations named in Item 3 of this contract. The rights of the Bank stipulated under this Item 1.4 shall be afforded condition subsequent by the Originator provided that the rights of the Bank automatically end if the stipulations named in Item 3 of this contract have been completely satisfied. This is not the case if the satisfaction is carried out by proceeds obtained from the exploitation in the framework of the exploitation and thereby the simple usufruct is transferred.

         The declaration of the Originator forms an element of this contract.

         (ALL OBJECTS AND RIGHTS SHALL BE REFERRED TO AS THE "COLLATERAL GOODS" BELOW.)

1.5 The contractual parties are in agreement that all objects of the aforesaid kind currently situated in the designated Security Room, and all objects of the aforesaid kind which shall come to enter into the Security Room in the future, shall be transferred to the possession of the Bank (future interest, ownership, co-ownership), in each case at the time of their bringing into the Security Room. If the Bank at first only receives reversionary interests, the full ownership is directly transferred to the Bank, in each case at the time of the lapse of the reservation of ownership by the supplier.

2.       DELIVERY REPLACEMENT

         The delivering of the collateral goods to the Bank is replaced by the Mortgager safeguarding it free of charge and carefully for the Bank. As far as third parties acquire direct possession of the collateral goods, the Mortgager shall already now assign his existing and future surrender claims to the Bank.

                   Contract of the Transfer of Room Ownership
              Page 4 of 10 of the Declaration from 21 January 2000

3.       AIMS OF SECURITY

The transfer serves the securing of all existing, future and conditional claims against the Mortgager, to which the Dresdner Bank AG, the Kreditanstalt fur Wiederaufbau and the HVB are entitled with all their inland and foreign offices as well as inland and foreign subsidiaries from the granting of the credit pursuant to the Framework Credit Agreement from the 21st January 2000 including any eventual addendums/supplements.

4.       DISCHARGE OF RESERVATIONS OF OWNERSHIP

The Mortgager is obligated to allow any existing reservations of ownership to lapse via payment of the purchase price. The Bank is entitled to pay a remaining purchase price debt of the Mortgager at his own costs to the suppliers.

5.       INVENTORY LISTS

5.1 The Mortgager must submit an inventory list of the collateral goods to be transferred to the Bank in regard to this contract at the latest by the 5th workday of each 6 months of the calendar year. For the observance of their legitimate interests, the Bank may also demand the forwarding of the inventory lists at shorter time intervals. The inventory list must contain information concerning the type, amount sizes/volumes, make and/or manufacturer.

5.2 The actual available inventory shall only then be transferred if the inventory lists are incorrect or incomplete in any way.

                   Contract of the Transfer of Room Ownership
              Page 5 of 10 of the Declaration from 21 January 2000

6.       REPLACEMENT AUTHORIZATION

The Bank allows the Mortgager, in the framework of the maintenance necessary for the orderly operation of business, to procure the appropriate new parts for repair-needy machines/equipment or elements of the Collateral Goods. All measures, which are not absolutely necessary for the maintenances of the functioning capacities, require the approval of the Bank.

7.       HANDLING AND MARKING OF THE COLLATERAL GOODS

7.1 The Mortgager must leave the Collateral Goods in each case in the Security Room; handle them with care at his own cost, and not conceal the transfer to third parties which have a legal or business interest therein.

7.2 For the protection of its legitimate interest, the Bank may mark the Collateral Good as its property in a purposeful seemingly manner. In the papers of the Mortgager, the transfer is to be clearly marked with the name of the Bank.

8.       LEGAL RIGHTS OF LIEN OF THIRD PARTIES

As far as a legal right of lien of a third party exists, in particular of a leaser, the Mortgager must provide evidence at the request of the Bank of the payment of the due interest or fee arising from the legal relationship in each case after the due date. If no evidence is provided, the Bank is authorized to pay the secured claim at the cost of the Mortgager in order to ward off the right of lien.

                   Contract of the Transfer of Room Ownership
              Page 6 of 10 of the Declaration from 21 January 2000

9.       INFORMATION OBLIGATIONS OF THE MORTGAGER

The Mortgager must inform the Bank immediately if the rights of the Bank to the Collateral Goods are impeded or in jeopardy in any way by pledging or other measures carried out by third parties.

10.      INSURANCE OF THE COLLATERAL GOODS

10.1 The Mortgager undertakes to keep insured, at his own cost, the Collateral Goods against the usual dangers and against those dangers which the Bank deems necessary after appropriate acknowledgement of the risks for the entire duration of the transfer in the full amount, and to provide evidence of such at the request of the Bank, in particular by submitting the insurance policy. At the request of the Bank, the Mortgager must request of the insurance company that they send the Bank a copy of the insurance policy. If the Mortgager has not taken out insurance, or not sufficient insurance, then the Bank may do so at the cost of the Mortgager.

10.2 The Mortgager shall assign all insurance and damage compensation claims, which the Mortgager acquires due to the loss and damages to the Collateral Goods, to the Bank in a separate security assignment contract.

11.      INSPECTION RIGHT OF THE BANK

11.1 The Bank is entitled to inspect the Collateral Goods at their relevant location, or to have them inspected by their agents, and to be able to examine the books and records for inspection aims.

11.2 As far as the Collateral Goods are in the direct possession of third parties, the Mortgager shall instruct the third parties - as long as this is legally feasible - to grant the Bank admittance to the Collateral Goods and to provide all information they request concerning the Collateral Goods.

                   Contract of the Transfer of Room Ownership
              Page 7 of 10 of the Declaration from 21 January 2000

12.      EXPLOITATION RIGHT OF THE BANK

12.1 The Bank is entitled to exploit the Collateral Goods if the Creditee is in arrears with the due payments of the claims secured by this contract. The Bank shall only exploit the Collateral Goods in the scope that is necessary for the fulfilment of the claims in arrears.

12.2 The Bank will warn the Mortgager of the exploitation while setting a deadline. If the conclusion of this contract presents a commercial transaction for the Mortgager, the deadline shall be at least one week. In all other cases, it shall amount to one month.

12.3 The Bank may sell the Collateral Goods by freehand sales in its own name or in the name of the Mortgager. The Bank shall take into consideration the legitimate interests of the Mortgager. It can demand of the Mortgager that latter must exploit the Collateral Goods as best possible according to the instructions of the Bank, or that the Mortgager assists in the exploitation of said. The Mortgager must surrender immediately all proceeds to the Bank which were obtained from the exploitation of the Collateral Goods.

13.      RETRANSFER, RELEASE OF SECURITIES

13.1 After the satisfaction of the claims secured by this contract, the Bank must retransfer the securities transferred under this contract to the Mortgager and surrender any eventual extra proceeds from the exploitation. The Bank shall, however, transfer these securities to a third party if it is obligated to do so; this would be the case, for example, if the Mortgager is at the same time the Creditee and a Guarantor has satisfied the Bank.

13.2 If more than one object has been transferred, or if other securities have been assigned in addition to this security, the Bank is obligated even before its complete satisfaction of the claims secured by the transfer of ownership to release in part or in whole the Collateral Goods transferred to it as well as other securities appointed to it (e.g. assigned demands, encumbrances) at its choice to the relevant Mortgager as long as the realisable value of all securities does not only temporarily exceed 110% of the secured claims of the Bank.

                   Contract of the Transfer of Room Ownership
              Page 8 of 10 of the Declaration from 21 January 2000

13.2 As far as no agreement to the contrary has been made, the realisable value of the Collateral Goods for the aims of this Item 13 shall be investigated as follows: The market price is decisive at the time of the release demand. In the event that such is lacking:

         - the purchase price for the Collateral Goods which was bought by the Mortgager;

         - the manufacturer's price for the Collateral Goods which were manufactured or processed by the Mortgager himself;

At first, the value of those Collateral Goods shall be deducted from the value assessed in this such way to which a third party has a priority charging lien (e.g. reservation of ownership, right of lien); however only in the amount of the secured claims of the relevant creditor. From the value that has been assessed so far - if the Collateral Goods are liquid assets- a security markdown in an amount of 25% due to possible minimum profits (e.g. in the event of a forced sale) shall be undertaken. In the event of moveable assets, decreasing (digressive) from the relevant preceding values, a security markdown of 33% per year after the purchase or manufacture - proportionately for each commenced year- shall be undertaken.

14.      INTERPRETATION OF THE AGREEMENT/EVENTUAL AGREEMENT

This contract is concluded in the all-round assumption that the Collateral Goods shall not be/have not become an essential component of the property despite the linkage with land and property, and taking into consideration the will of all involved parties. Rather it is assumed that it/they has/have remained independent moveable object(s).

If the facility should nonetheless be assessed by a legally binding decision as an essential component of the property, and the ownership of the facility has passed to the possession of the property owner, the Mortgager has hereby already transferred to the Bank all rights arising from

                   Contract of the Transfer of Room Ownership
              Page 9 of 10 of the Declaration from 21 January 2000

the forfeiture of the right and claims in the form that the Bank not only acquires the claim from Section 951f of the Federal German Civil Code, but all rights against the property ownership as well to which the Mortgager is entitled in consideration of the utilization authorization of the facility.

15.      MISCELLANEOUS/ FINAL PROVISIONS

15.1 In addition, the General Terms and Conditions of Business of the Bank are effect for this contract. They are already known to the Mortgager and may be inspected in any branch office of the Bank. At request, these will also be forwarded.

15.2 The laws of the Federal Republic of Germany govern this contract. Legal venue and place of fulfilment is Frankfurt am Main, Germany.

15.3 No collateral agreements were made by word of mouth. Modifications to this contract are required in written form. The same applies to the cancellation of the written form agreement.

15.4 If one or more of the provisions of this contract should prove to be in whole or in part invalid or non-executable, the validity of the remainder of the contract is not affected by such. The parties shall replace the in whole or in part invalid or non-executable provisions by a valid provision with relates to the desired economic intentions and which comes closest to the provision to be replaced. This applies accordingly if the contract should prove to have contractual loopholes.

21.01.2000                             /s/
----------------------------           ------------------------------------
Munich, the 21st of January 2000            (signature of the Mortgager)

                   Contract of the Transfer of Room Ownership
              Page 10 of 10 of the Declaration from 21 January 2000

                                           /s/
----------------------------               -----------------------------------
Munich, the 21st of January 2000            (signature of the Bayerische Hypo-
                                           und-Vereinsbank)


                                           /s/
----------------------------               -----------------------------------
Munich, the 21st of January 2000            (signature of the Originator)

             Contract of the Transfer of Non-technical Patent Rights
               Page 1 of 8 of the Agreement from 21 January 2000

Translation from the German Language

                              Contract of Transfer

                                   Between the

                     LambdaNet Communications GmbH, Hannover
           - hereinafter referred to as the "Company" or "Mortgager"-

                                     and the

           Bayerische Hypo- und Vereinsbank Aktiengesellschaft, Munich
              -hereinafter referred to as the "HVB" or the "Bank" -

PREAMBLE:

The COMPANY operates a 3,2000 km long glass fibre network in Germany and provides telephone services primarily to other telephone companies and service providers under the brand name "LambdaNet".

For the COMPANY the following trademarks/brands (hereinafter referred to as "Patent Rights") are registered.

         -        in the Trademark Roll of the German Patent Office

------------------------------------------------------------------------------------------------------------------
Registration number                Trademark/brand                International patent registration number
------------------------------------------------------------------------------------------------------------------
39947818.3-09                      Lambda Net on your wa-         ----
------------------------------------------------------------------------------------------------------------------
39947817.5-38                      Lambda Net on your wavelength  ----
                                   (logo, see annex)
------------------------------------------------------------------------------------------------------------------

             Contract of the Transfer of Non-technical Patent Rights
               Page 2 of 8 of the Agreement from 21 January 2000

         - at the Harmonization Office in Alicante in the Registry of Joint Trademarks

------------------------------------------------------------------------------------------------------------------
Registration number                    Trademark/brand                        International patent registration
                                                                              number
------------------------------------------------------------------------------------------------------------------
1268549                                LambdaNet                              ------
------------------------------------------------------------------------------------------------------------------
1268515                                Lambda Net on your wavelength (logo,   ------
                                       see annex)
------------------------------------------------------------------------------------------------------------------

1.       ASSIGNMENT AND TRANSFER

1.1 The COMPANY hereby transfers to the HVB all its current and future rights and entitlements, including all collateral rights, to which it is entitled or will be entitled on the basis of the aforementioned Patent Rights registered in the individual registries. For international registrations, all claimed national sections should each be transferred. The documents concerning the trademarks in question and other documents shall be transferred as well.

1.2 Furthermore, the COMPANY hereby assigns all current and future claims to which it is entitled, or will be entitled, from the infringement of these Patent Rights to the HVB.

1.3 The current rights are transferred with the conclusion of this contract and all future rights at the time of their origin. The surrender of the documents and other papers pertaining to the Patent Rights is compensated by the COMPANY providing fiduciary and free of charge safekeeping of such as the direct owner in such a way that the HVB acquires the direct ownership. If the papers in regard to the Patent Right should fall into the hands of third parties, the surrender shall be compensated by the COMPANY assigning its current and future surrender claims against these third parties to the HVB.

             Contract of the Transfer of Non-technical Patent Rights
               Page 3 of 8 of the Agreement from 21 January 2000

1.4      The HVB hereby accepts the assignment.

2        REGISTRATION/SURVIVING RIGHTS OF THE MORTGAGER

2.1 The HVB gives up, for the time being, the right to the registration of their legal proprietorship in the decisive registers for the individual patent rights. The HVB is, however, entitled, in the event of the existence of the prerequisites for usage pursuant to Section 8 of this contract, to disclose the actual legal proprietorship and to apply for and have registered the transcription of the rights to the HVB at the relevant competent governmental agencies and authorities.

2.2 THE COMPANY undertakes to make all necessary declarations for a transcription or to act on this endeavour. The COMPANY shall, at the initial request of the HVB, hand out all original documents and other papers concerning the patent rights.

2.3 The COMPANY remains authorised, until revocation by the HVB, to use the rights stipulated by this agreement, and to outwardly observe all rights and obligations of a legal proprietor as long as such does not affect the claims and rights of the Bank.

2.       AIMS OF SECURITY

The assignment serves to secure all existing, future and conditional claims against THE MORTGAGER, to which the HVB, THE Dresdner Bank AG and the Kreditanstalt fur Wiederaufbau (hereinafter referred to as "THE BANKS"), with all their inland and foreign offices as well as inland and foreign subsidiaries, are entitled from the granting of the credit pursuant to the Framework Project Credit Agreement from the 21st of January 2000.

             Contract of the Transfer of Non-technical Patent Rights
               Page 4 of 8 of the Agreement from 21 January 2000

4.       INFORMATION OBLIGATIONS OF THE MORTGAGER

4.1 The COMPANY undertakes to inform the HVB immediately of future arising patent rights.

4.2 THE COMPANY undertakes to immediately inform the HVB of any modification of the patent rights, or respectively, the registrations. If the transferred rights should be pledged or otherwise impeded, the COMPANY must then inform the HVB of such immediately and report to the PLEDGOR immediately in writing on the charging lien of the HVB.

5.       ASSISTANCE OBLIGATIONS OF THE MORTGAGER

The COMPANY undertakes to make all declarations as well as certifications and/or other actions, or to have such carried out, at the request of HVB, which may - in particular pursuant to foreign laws - be necessary in order to secure and /or facilitate the realization of these rights and claims for the HVB and/or in regard to achieving the aims of this contract. The COMPANY authorizes the HVB to itself make such declarations where necessary, and to even submit them in the name of the Company and to itself undertake the appropriate actions.

6.       OTHER OBLIGATIONS OF THE MORTGAGER

6.1 The Company ensures that they have validly acquired the above captioned patent rights and, in the meantime, have not disposed of these rights and that no obligations to relevant disposals have been lodged.

             Contract of the Transfer of Non-technical Patent Rights
               Page 5 of 8 of the Agreement from 21 January 2000

6.2 The COMPANY undertakes not to dispose of the rights set forth in this contract as long as the aims of the security of the contract at hand persist.

6.3 The COMPANY undertakes further to attend to and monitor the above captioned rights, to maintain the rights (securing of the proper usage of the brands, proper extension by payment of the fees required for such) and that it shall waive none of the transferred rights without the relevant approval of the HVB.

7.       INSPECTION RIGHT OF THE BANK

The HVB may, at any time, inspect the records of the relevant patent offices or registers concerning the transferred patent rights. The COMPANY hereby declares its consent to such.

8.       RIGHTS OF UTILISATION OF THE BANK

8.1 In the event of the termination of the secured credit agreement and/or if the Company is in arrears with the due payments of the claims secured by this contract, has discontinued its payments, or has applied for commencement of court insolvency proceedings of its property, then the HVB is entitled to utilize the transferred patent rights including all collateral claims as well as the securities transferred along with such and their rights and claims in any legally permissible way. Before such, the HVB shall notify the Company of these measures - as far as is feasible - while observing a deadline of one month. If the HVB exploits its utilization right, then the usage authorization of the company pursuant to Section 2 of this contract expires.

8.2 The HVB may sell the patent rights taking into the consideration the legitimate interests of the COMPANY, in particular by freehand sales in their own name or in the name of the Company.

             Contract of the Transfer of Non-technical Patent Rights
               Page 6 of 8 of the Agreement from 21 January 2000

HVB may demand of the COMPANY that said exploit as best possible the patent rights according to their instructions, or that they assist in the exploitation. The COMPANY must then surrender all proceeds from the exploitation of the patent rights immediately to the HVB.

8.3 In the event of the exploitation of the patent rights in the framework of the security aims, the exploitation proceeds shall be used in the order designated in the separately concluded Securities Pool Contract from the 21st of January 2000.

9.       RETRANSFER, RELEASE OF SECURITY

9.1 After satisfaction of the claims secured by the transfer, the HVB will retransfer to the Company all patent rights transferred to them as well as the documents and other rights transferred to them so far, and shall surrender any possible extra proceeds from the usage. If a guarantor or other third party satisfies the HVB, then the latter is entitled to transfer their rights to the guarantor or third party.

9.2 The HVB is already obligated even before the complete satisfaction of the claims secured by the transfer, at the request of the COMPANY, to release the rights transferred to the COMPANY, documents and other rights as well as any other securities of their choice assigned by said in part or in whole to the COMPANY if the realisable value of all securities does not only temporarily exceed 110% of the secured claims of the HVB.

10.      COSTS

The costs, which arise in connection with the erection and execution of this contract, in particular for the maintenance of the patent right holdings, are borne by the Company.

             Contract of the Transfer of Non-technical Patent Rights
               Page 7 of 8 of the Agreement from 21 January 2000

11.      SUPPLEMENTARY PROVISIONS

11.1 Frankfurt am Main is agreed as the place of fulfilment and legal venue for all obligations arising from this contract.

11.3 This contract is subject to the laws of the Federal Republic of Germany.

11.3 Modifications and supplements to this contract are required in written form in order to reach validity. The same is true for the waiver of this form requirement. Collateral agreements have not been made.

11.4 If one or more of the provisions of this contract should prove to be invalid or non-executable, then the validity of the remaining provisions is not affected by such. The contractual parties shall replace any such invalid or non-executable provisions with a regulation, which corresponds to the original economic intention, and which comes closes to the content of the provision to be replaced. The same is true if any contractual loopholes in need of amending crop up.

11.5 As for the rest, the General Terms and Conditions of Business of the HVB are in effect. They may be viewed at any time at the HVB AND will be made available at request.

Munich, 21 January 2000            /s/
                                   -----------------------------------
                                   LambdaNet Communications Gmbh

             Contract of the Transfer of Non-technical Patent Rights
               Page 8 of 8 of the Agreement from 21 January 2000

Munich, January 21 2000            /s/
                                   --------------------------
                                   Bayersiche Hypo- und Vereinsbank
                                   Aktiengesellschaft

Annex: logo "'Lambda Net on your wavelength"

                  CONTRACT OF HYPOTHECATION FOR ACCOUNT CREDIT
               PAGE 1 OF 5 OF THE DECLARATION FROM 21 JANUARY 2000

Translation from the German Language

----------------------------------------------------------------------------------------------------------
Contract of Hypothecation for Account Credit
----------------------------------------------------------------------------------------------------------
Between:                                                  Name/company and address of the Mortgager:
Name/company and address of the Mortgager:                LambdaNet Communications GmbH
LambdaNet Communications GmbH                             Gunther-Wagner-Allee 18
Gunther-Wagner-Allee 18                                   30177 Hannover
30177 Hannover
                                                          Account no.: 1 024 061
registered in the Commercial Register - No. 57818,
District Court of Hannover, Germany                       at the Dresdner Bank AG, Friedrichshafen Branch,
                                                          bank code: 651 800 05
(hereinafter referred to as the "Mortgager"
----------------------------------------------------------------------------------------------------------
and the Bayerische Hypo- und Vereinsbank
Aktiengesellschaft Munchen (hereinafter
also referred to as the "Pool Leader")

Dresdner Bank AG, Frankfurt

Kreditanstalt fur Wiederaufbau, Frankfurt
(hereinafter individually referred to as the
"Bank" or together as "the Banks")
----------------------------------------------------------------------------------------------------------


the following Contract of Hypothecation for Account Credit is concluded:

The MORTGAGER maintains the following listed accounts at the below captioned credit institutes (hereinafter referred to as the "Account Managing Credit Institutes" in this agreement):

                  CONTRACT OF HYPOTHECATION FOR ACCOUNT CREDIT
               PAGE 2 OF 5 OF THE DECLARATION FROM 21 JANUARY 2000

Dresdner Bank AG, Hannover Branch, Rathenaustr. 4, 30159 Hannover, Germany Account number: 7 000 455, bank code: 250 800 20

Dresdner Bank AG, Friederichshafen Branch, Friedrichstr. 97, 88045 Friedrichshafen, Germany
Account number: 1 024 061, bank code: 651 800 05

Deutsche Bank AG Hannover, Georgsplatz 20, 30159 Hannover, Germany Account number: 011 95 03, bank code: 250 700 70

       1. PLEDGING

The MORTGAGER hereby pledges to the BANKS its respective claims of equal importance against the ACCOUNT MANAGING CREDIT INSTITUTES from the above captioned accounts, including interest. If documents are issued beyond these claims (e.g. bank books, savings bonds), such shall be surrendered to the POOL LEADER.

       2. AIMS OF SECURITY

The lien serves the securing of all existing, future and conditional claims against the MORTGAGER to which the BANKS, with all their inland and foreign offices as well as all inland and foreign subsidiaries, are entitled from the granting of the credit pursuant to the Framework Project Credit Agreement from 21 January 2000 including any eventual addendums/supplements.

       3. UTILIZATION RIGHT OF THE BANK

3.1 If the Borrower is in arrears with the fulfilment of the payment obligation, the BANKS are authorized to exploit pledged objects due to the amount in arrears.

                  CONTRACT OF HYPOTHECATION FOR ACCOUNT CREDIT
               PAGE 3 OF 5 OF THE DECLARATION FROM 21 JANUARY 2000

       3.2 The BANKS shall previously issue a warning to the MORTGAGER in writing of the exploitation of the pledged objects while setting a deadline. This warning can be connected with a payment demand.
              The deadline must amount to 1 week at the least.

       4. RETURN, RELEASE OF SECURITY

4.1 After satisfaction of their claims secured by the hypothecation, the BANKS must surrender the pledged objects and any extra proceeds to the Mortgager. The BANKS shall, however, surrender the pledged objects to a third party, if they are obligated to do so.

       4.2 The BANKS are obligated at request, even before the complete satisfaction of their claims secured by the hypothecation, to in whole or in part release to them the assigned securities (e.g. assigned claims, encumbrances) of their choice to the respective MORTGAGER, as long as the realizable value of all securities does not only temporarily exceed 110% of the secured claims of the BANKS.

       4.3 The BANKS shall take into consideration the legitimate interests of the MORTGAGER and the clients of additional securities when selecting the securities to be released.

       5. GENERAL RIGHT OF LIEN OF THE BANKS

A general right of lien to which the BANKS are entitled under No. 14 of their General Terms and Conditions of Business, even to assets of the Mortgager not affected by this hypothecation contract, remains unaffected.

                  CONTRACT OF HYPOTHECATION FOR ACCOUNT CREDIT
               PAGE 4 OF 5 OF THE DECLARATION FROM 21 JANUARY 2000

       6. MISCELLANEOUS/FINAL PROVISIONS

6.1 In addition, the General Terms and Conditions of Business of the POOL LEADER are effective. Said is already known to the Mortgager and may be inspected further in any branch office of the BANK. At request, they shall also be forwarded by the POOL LEADER.

6.2 The laws of the Federal Republic of Germany govern the provisions of this contract. Legal venue and place of fulfilment is Frankfurt am Main, Federal Republic of Germany.

6.3 Collateral agreements by word of mouth have not been made. Modifications to this contract are required in writing. This is also true of the cancellation of such agreement in written form.

6.4 If one or more of the provisions in this contract should prove to be invalid, in part or in whole, or should prove to be non-executable, such shall not affect the validity of the remainder of the contract. The parties shall replace the partially or wholly invalid or non-executable provisions by a valid provision that comes closest to the intended purpose and content of the provision to be replaced. The same is true accordingly if the contract should prove to have contractual loopholes.

Munich, the 21st of January 2000            /s/
                                            ----------------------------------
                                            LambdaNet Communications GmbH

Munich, the 21st of January 2000            /s/
                                            ----------------------------------
                                            Bayerische Hypo- und Vereinsbank AG

                  CONTRACT OF HYPOTHECATION FOR ACCOUNT CREDIT
               PAGE 5 OF 5 OF THE DECLARATION FROM 21 JANUARY 2000

Munich, the 21st of January 2000            /s/
                                            ----------------------------------
                                            Dresdner Bank AG

Munich, the 21st of January 2000            /s/
                                            ----------------------------------
                                            Kreditanstalt fur Wiederaufbau

---------------------------------------------------------------------------------------------------------

                                         CONTRACT OF ASSIGNMENT

---------------------------------------------------------------------------------------------------------

----------------------------------------------------- ---------------------------------------------------

BETWEEN:                                              Name of the Loan/Credit Borrower:
Name and address of the Party furnishing the          LambdaNet Communications GmbH
Security:                                             Account No: 1 024 061
LambdaNet Communications GmbH                         at Dresdner Bank AG, Friedrichshafen Branch
Gunther Wagner Allee 18                               Bank Sort code: 651 800 05
30177 Hannover
Trade Registry No:  HRB 578818
Court of Hanover
(hereinafter referred to as the "Party furnishing
the Security")

----------------------------------------------------- ---------------------------------------------------

AND THE
Bayersichen Hypo und Vereinsbank
Aktiengesellschaft, Munich (hereinafter referred to
as"HVB" or "Bank")
----------------------------------------------------- ---------------------------------------------------

the following contract of assignment is concluded:

1.       OBJECT OF THE ASSIGNMENT

1.1 The Party furnishing the Security is the proprietor of the following claims:

- All claims against the general enterprise Nortel Dasa Network Systems GmbH & Co KG, Hahnstr. 37-39, 60528 Frankfurt-am-Main, Trade Registry
         No: HRB 1378, Court of Friedrichshafen, in respect of the project [supply, installation and commissioning of the transmission systems for the pan-German glass fibre network of the Party furnishing the Security with 21 effective sites. The transmission systems include both the network elements such as multiplexers and repeaters as well as the necessary management software for the monitoring and control of the network elements, the computer belonging to this, the operating system and databank platforms as well as other necessary hardware and software for the connection of the network elements to the management system.

                             Contract of Assignment
                   Page 2 of the declaration dated 21.01.2000

In addition the general enterprise shall supply the regular and optional services for all the systems supplied within the framework of this contract] in accordance with the framework agreement covering the purchase of transmission systems and the services linked hereto dated 21.09.1999 in addition to the addenda and supplements and the respective individual contracts in connection with this framework agreement, in particular the claims to unrestricted usable and operational total execution of the installations as well as all contractual or valid statutory guarantee claims, the claim to contract penalties and the claim to repayment of the deposit/advance payment implemented by the Party furnishing the Security , respectively together with the securities received for the securing of the claims as well as the claims to use of the software produced with the Party furnishing the Security and supplied with the related documentation as well as all claims from the fee and undertaking letter and the assignment agreement.

-        All claims against

         - The Bayerfonds Immobiliengesellschaft mbH & Co Object Hannover Forum in the Pelikan Viertel KG, Innere Wiener Str. 17, 81667 Munich, Trade Registry No: HRB 45696, Court of Munich, arising from the Rental Contract dated 16.07.1999 in respect of the site Gunther Wagner Allee 13, 30177 Hanover, registered in the Land Registry by Klein Buchholz, Sheet 7589, lot 3/18, cadastral district 20.

         - The Lech Elektrizitatswerke (Power Station) AG, Schaezlerstrasse 3, 86150 Augsburg, Trade Registry No: HRB 6164, Court of Augsburg, arising from the Rental Contract dated 01/07.07.1999 in respect of the premises in the basement (North side) of the industrial hall Hirtenmahdweg 8, 86154 Augsburg.

         - The GfW Gesellschaft fur Wohnsitz mbH & Co KG, Robert Heuser Str. 15, 50968 Cologne represented by Rentax Gesellschaft fur Grundbesitzanlagen (landed properties) mbH Rosenstr. 1-3, 10178 Berlin, Trade Registry No: HRB 61512, Court of Berlin Charlottenburg, arising from the Rental Contract dated 22/24.06.1999 in respect of the industrial estate component part A of the building, KG, Alboinstr. 36-42, 12103 Berlin.

         - The Immobilien Beteiligungsgesellschaft (Real estate joint-venture company) Dr Franz Kratz KG, Trade Registry No:
                  HRB 1629, Court of Cologne, arising from the Rental Contract dated 20./26.07.1999 in respect of the administration area in the object Jahnplatz / Niederwall 2 / Renteistrasse, 33602 Bielefeld.

                             Contract of Assignment
                   Page 3 of the declaration dated 21.01.2000

         - The Georg Simon Grundbesitz Objekt Regensburg KG, Hermann-Ritter-Strasse 108, 28197 Bremen, Trade Registry No:
                  HRA 73208, Court of Munich, arising from the Rental Contract dated 23./29.06.1999 in respect of the usable space of the building CIF-Vers.-B, Hermann-Ritter-Strasse 104-106, 28197 Bremen.

         - The TRD-Reisen Fritz Fischer GmbH & Co. KG, Im Spahenfelde 51, 44143 Dortmund, Trade Registry No: HRA 6661, Court of Dortmund for the KOMMANDITGESELLSCHAFT (limited partnership) and Trade Registry No: HRB 3499, Court of Dortmund for the Geschaftsfuhrungs GmbH, arising from the Rental Contract dated 25.06./01.08.1999 inclusive of the addenda dated 01.08./30.08.1999 and 21.10.1999 in respect of the areas for storage and use in the object Reisebuspark (Coach Park), Im Spahenfelde 51, 44143 Dortmund.

         - The ESAG Energieversorgung (Sachsen Ost AG, Friedrich-List-Platz 2, 01069 Dresden, Trade Registry No: HRB 965, Court of Dresden, arising from the Rental Contract dated 29.10./22.11.1999 in respect of the premises in the city centre at the main rail station in Dresden, Room D- 1.11

         -        The F.W. Hempel & Co.Erze und Metalle GmbH & Co;
                  Leopoldstrasse 16, 40211 Dusseldorf, Trade Registry No: 10774, Court of Dusseldorf, arising from the interim Rental Contract dated 26.06.1999 as well as the final Rental Contract yet to be concluded on the premises in the office building Leopoldstr. 16, 40211 Dusseldorf.

         - The Commerzbank AG, Kaiserplatz, 60311 Frankfurt/Main, Trade Registry No: HRB 32000, Court of Frankfurt am Main, arising from the Rental Contract dated 13.09./21.09.1999 in respect of the site Juri-Gagarin-Ring 86, 99084 Erfurt.

         - The Deutsche Post AG, Generaldirektion, Bundeskanzlerplatz 2-10 / Bonn-Centre, 53113 Bonn, Trade Registry No: HRB 6792, Court of Bonn, arising from the Rental Contract dated 22.06./06.07.1999 together with the addendum dated 28.07./
                  03.08.1999 in respect of the site Deutsche Post Immobilien Essen (Hauptpost), Hachestrasse 2-8

         - The Frankfurter Societats-Druckerei GmbH, Frankenallee 71-81, 60327 Frankfurt/ Main, Trade Registry No: HRB 7285, Court of Frankfurt am Main, arising from the Rental Contract dated
                  07.06.1999 in respect of the site Frankenallee 71-81, 60327 Frankfurt/Main.

                             Contract of Assignment
                   Page 4 of the declaration dated 21.01.2000

         - The Immobilien GbR Hamburg, Wendenstrasse 408, 20537 Hamburg, arising from the Rental Contract dated 08./13.07.1999 in respect of the site Wendenstrasse 408, 20537 Hamburg ("Luisenhof").

         - The Technologiepark Karlsruhe GmbH, Albert-Nestler-Strasse 9, 76131 Karlsruhe, Trade Registry No: HRB 6764, Court of Karlsruhe, arsing from the Rental Contract dated 17./21.06.1999 in respect of the site Albert-Nestler-Strasse 7, 76131 Karlsruhe, Building 7H in the Technology Park Karlsruhe.

         - The married couple Prof. Dr. Josek Campinge, represented by Immobilien- und Verwaltungsgesellschaft mbH, Franzstrasse 81, 50935 Cologne, arising from the Rental Contract dated 15.07./04.08.1999 in respect of the object a former cinema, Theodor-Babilon-Strasse 1-3, Cologne, recorded at the Land Registry of Koln-Deutz, Volume 72, Sheet 2/19, Lot 235, Cadastral District 851.

         - The joint clients Rudolf Geray / Walter Grisslich, Zettachring 6, 70567 Stuttgart arising, from the Rental Contract dated 10./14.06.1999 in respect of the site Business Park Leipzig, Maximilianallee 4, 04129 Leipzig.

         - The GbR Magdeburg Universitatsplatz, Ziegelhuttenweg 43, 60598 Frankfurt/ Main arising from the Rental Contract dated
                  23.06.1999 in respect of the site Erzbergerstrasse 1, 39104 Magdeburg.

         - Mr Manfred Schnitzler, Belchenstrasse 39, 68163 Mannheim, arising from the Rental Contract dated 15./24.06.1999 in respect of the site Flossworthstrasse 16, 681999 Mannheim-Neckarau

         - The Simon Grundbesitz Zehnder & Partner AG & Co. KG, Enzianstrasse 10, 82031 Grunwald, Trade Registry No: HRA 67361, Court of Munchen, arising from the Rental Contract dated 04./10.06.1999 in respect of the site Arnulfstrasse 205, 80634 Munchen, (Office building A)

         - Mr Gerd Schmelzer, Further Strasse 212, 90429 Nurnberg arising from the Rental Contract dated 10.06./10.07.1999 in respect of the site Further Strasse 212, 90429 Nurnberg, (Development 76)

         - Mr Karl-Peter Reck, Zettachring 6, 70567 Stuttgart arising from the Rental Contract dated 10./22.06.1999 in respect of the premises in the Business Park Stuttgart, Zettachring 10, 70567 Stuttgart

         - The Hohn Grundstucksverwaltungs-GmbH & Co. KG, Hertzstrasse 2, 97076 Wurzburg, Trade Registry No: HRA 4677, Court of Wurzburg arising from the Rental Contract dated 25.06.1999 in respect of the site Hertzstrasse 2, 97076 Wurzburg

                             Contract of Assignment
                   Page 5 of the declaration dated 21.01.2000

         - in particular the respective claims for contractual fulfilment, the contractual or statutory guarantee claims and the claims to contract penalties;

         - all claims against the CNB Communications Netmanagement Bremen GmbH, Theodor Heuss Allee 20, 28215 Bremen address, arising from the RENTAL CONTRACT dated 04.10.1999 in respect of the rental object: two pipes in accordance with CNB standard, which run from public ground (shaft of the CNB) to the entry to the house of Hermann Ritter Strasse 106, in particular the claims for contractual fulfilment, the contractual or statutory guarantee claims and the claims to contract penalties;

         -        all claims against / the company GasLINE
                  Telekommunikationsgesellschaft deutscher
                  Gasversorgungsunternehmen mbH & Co. KG, Huttropstr. 60, Essen, Trade Registry No: HRA 6624, Court of Essen and HRB 12223, Court of Essen for the general partner from the contract covering the use of optical wave guides and system engineering rooms dated 14.07.1999, in particular the claims to contractual provision and maintenance of optical wave guides and system engineering rooms, the contractual or statutory guarantee claims, the claims to contract penalties and the claims to repayment of the deposit/advance payment implemented by the party furnishing the Security, respectively together with the securities received for the securing of these claims;

         - as well as from the contract before the notary Hans-Friedrich Kreyer, Bochum dated 14.07.1999, Document Register No:
                  99/00142 (contract of loan and convertible bond),

         -        all claims against the company

                  - Corporate Network Essen Gesellschaft fur Telekommunication mbH, am Alfredusbad 8, 45133 Essen, arising from the Rental Contract for optical wave guides dated 10.09.1999,

                             Contract of Assignment
                   Page 6 of the declaration dated 21.01.2000

         - LEWTelNet GmbH, Hubnerstrasse 3, 86150 Augsburg, arising from the Rental Contract for optical wave guides dated 32./25.08.1999

         - BerliKomm Telekommunikationsgesellschaft mbH, Hohenzollerndamm 44, 10713 Berlin, arising from the Rental Contract for optical wave guides dated 22.09.1999

         - BITel Gesellschaft for Telekommunikatio, Schildescher Strasse 16, 30519 Hannover, arising from the Rental Contract for optical wave guides dated 13./19.08.1999

         - EWE TEL GmbH, Cloppenburger Strasse 3000, 26133 Oldenburg, arising from the Rental Contract for optical wave guides dated 20.09.1999

         -        CNB Communications Netmanagement Bremen GmbH,
                  Theodor-Heus-Allee 20, 28215 Bremen, arising from the Rental Contract for optical wave guides dated 22./23.09.1999

         - DOKOM GmbH, Stockholmer Allee 24, 44269 Dortmund, arising from the Rental Contract for optical wave guides dated 13./16.08.1999

         - ESAG Energieversorgung Sachsen Ost AG, Friedrich-List-Platz 2, 01069 Dresden, arising from the Rental Contract For optical wave guides dated 31.08./01.09.1999

         - COLT Telecom GmbH, Uerdinger Strasse 90-92-, 40474 Dusseldorf, arising from the Rental Contract for optical wave guides dated 20./27.09.1999

         - Corporate Network Essen Gesellschaft fur telekommunikation mbH, Am Alfredusbad 8, 45133 Essen, arising from the Rental Contract for optical wave guides dated 10.09.1999

         - COLT Telecom GmbH, Magnusstrasse 13, 50672 Koln, arising from the Rental Contract for optical wave guides dated 07./08.10.1999

         - Magdeburg-City-Com GmbH, Rogatzer Strasse 22-30, 39106 Magdeburg, arising from the Rental Contract for optical wave guides dated 10.08./01.09.1999

         - Manet GmbH Gesellschaft fur Telekommunikation ind Information, Luisenring 49, 68159 Mannheim, arising from the Rental Contract for optical wave guides dated 10.09./16.09.1999

         - M"net Telekommunikations GmbH, Corneliusstrasse 10, 80496 Munchenn, arising from the Rental Contract for optical wave guides dated 27./30.08.1999

         - NEFkomTelekommunikations GmbH & Co. KG, Spittlertorgraben 13, 90429 Nurnberg, arising from the Rental Contract for optical wave guides dated 13./24.08.1999

         - Wurzburger Telekommunikationsgesellschaft mbH, Bahnhofsstrasse 12, 97070 Wurzburg, arising from the Rental Contract for optical wave guides dated 06.08.1999

                             Contract of Assignment
                   Page 7 of the declaration dated 21.01.2000

         - in particular respective claims for the contractual provision of the optical wave guides, the respective contractual or valid statutory guarantee claims, the respective claim to contract penalties and the respective claim to repayment of the deposit/advance payment implemented by the Party furnishing the Security, respectively together with the securities received for the securing of these claims;

         -        the necessary PERMISSIONS, AUTHORISATIONS, CONCESSIONS etc.
                  for the setting up / execution and the operation of the project enterprise insofar as legally permissible;

-        all claims against the following insurance company

         - Generali Lloyd Versicherung AG, Humboldtstr. 31, 40237 Dusseldorf, Trade Registry No: HRB 90789 Court of Munich, arising from the INSURANCE RELATIONSHIP in accordance with the insurance contract for work travel, comprehensive insurance cover No: K 3180893 dated 02.12.1999, in particular the claim to payment of insurance settlements to the Party furnishing the Security;

         - Wurtembergische und Badische Versicherungs-Aktiengesellschaft, Karlstrasse 68 - 72, Heibronn arising from the INSURANCE RELATIONSHIP in accordance with the interim insurance contract for telecommunications insurance as well as company liability dated 30.12.1999, in particular the claim of payment of insurance settlements due to the Party furnishing the Security;

1.2 THE PARTY FURNISHING THE SECURITY assigns herewith all existing, conditional and future claims to the BANK in accordance with Clause 1.1.

1.3 The BANK herewith accepts the afore-mentioned assignment.

                             Contract of Assignment
                   Page 8 of the declaration dated 21.01.2000

2. THE TIME OF THE TRANSFER OF THE CLAIMS AND DEMANDS

The current and conditional claims and demands are transferred to the BANK with the conclusion of this contract, all those arising in future correspondingly.

3.  PURPOSE OF THE SECURITY

The assignment serves as security for all existing, future and conditional claims, which the HVB, the Dresdner Bank AG and the Kreditanstalt fur Wiederaufbau [Loan Institution for Reconstruction] (hereinafter referred to as "THE BANKS") with their total in national and foreign business sites as well as the national and foreign subsidiaries arising from the guaranteeing of the loan in accordance with the framework project loan contract dated 21.01.2000 against THE PARTY FURNISHING THE SECURITY.

4.  TRANSFER OF THE RIGHTS AND SECURITIES

With the assigned claims and demands all rights arising from the basic legal transaction are transferred to the BANK. Insofar as securities have been reserved which are not transferred by force of law to the BANK, the BANK can demand their assignment, in so far as this lies in the legal province of THE PARTY FURNISHING THE SECURITY.

5. ANNOUNCEMENT OF THE ASSIGNMENT / COLLECTION IN RESPECT OF ENFORCEMENT THROUGH THE PARTY FURNISHING THE SECURITY

5.1 THE PARTY FURNISHING THE SECURITY shall instruct the BANK, to notify (a) third party creditor(s) of the assignment on their behalf. As a matter of principle the Party furnishing the Security is permitted to enforce the demands assigned to the Bank within the framework of an orderly company operation.

                             Contract of Assignment
                   Page 9 of the declaration dated 21.01.2000

5.2 If the Party furnishing the Security should receive cheques or bills of exchange for payment of the demands, which have been assigned to the BANK, the Party furnishing the Security assigns all claims to the same to which they are entitled in advance to the BANK as a safeguard. The BANK can repeal or restrict the collection authority or impose conditions on the collection in order to preserve their rightful interests.

6.   ENFORCEMENT OF THE CLAIMS BY THE BANK

6.1 The Bank is entitled to oppose the enforcement of an authority allowed to the Party furnishing the Security in accordance with Clause 5.2 as well as the claims and rights which have been transferred to them in accordance with Clause 4, to enforce, if the borrower is in arrears with payments due on the demands which are secured by this contract, ceases their payments or has applied for judicial proceedings for insolvency in respect of their assets. The Bank shall only seize these measures to the extent that is necessary for the fulfilment of the overdue demands.

6.2 The Bank shall give the Party furnishing the Security 2 weeks notice in writing of the threat to enforce the claims. A threat and setting of a deadline is not however necessary if the Party furnishing the Security has ceased to implement payments or the opening of bankruptcy proceedings on their assets has been applied for.

7.   OBLIGATION OF NOTIFICATION OF THE PARTY FURNISHING THE SECURITY

In the event that the assigned demands are distrained or otherwise restricted the Party furnishing the Security shall notify the Bank without delay and the lienholder in writing of the Bank's security entitlement without delay.

                             Contract of Assignment
                   Page 10 of the declaration dated 21.01.2000

8.  THE BANK'S RIGHTS TO INSPECT AND AUDIT

8.1 The Party furnishing the Security is obliged to provide the Bank on request with all information, proofs and documents which are necessary for the evaluation and enforcement of the assigned demands and claims. In the case of the use of EDP systems the Party furnishing the Security is to print out the necessary documentary proof; in the event that the print-out is not executed, the necessary data-carriers and EDP programs are to be handed over to the Bank so that they can produce the print-outs themselves.

8.2 The Party furnishing the Security permits the Bank to inspect their documents or to have them inspected by an authorised agent for the investigation and enforcement of the assigned demands and claims.

9.  BLANKET NOTIFICATION LETTERS

The Party furnishing the Security shall hand over blanket notification letters to the Bank, on request, for the information of third party debtors of the assignment. The Bank is entitled to polycopy blanket notification letters signed by the Party furnishing the Security.

10.  RELEASE OF THE SECURITIES

10.1 After the satisfaction of the secured claims the Bank shall retransfer the assigned demands and claims and hand over any possible surplus arising from the liquidation thereof. The Bank shall however transfer the security to a third party if they are obliged to do so; i.e. in the event that the furnisher of the Security is at the same time the borrower and a guarantor has satisfied the Bank.

10.2 The Bank is already obliged on request to release the securities (e.g. transferred objects, land charges) secured by the assignment,

                             Contract of Assignment
                   Page 11 of the declaration dated 21.01.2000

before total satisfaction of their claims, to the respective furnisher of the Security at their discretion either partially or wholly, insofar as the realisable value covering 110% of all the secured claims of the Bank is not only temporarily surpassed. Insofar as possible additional contracts of security at a lower per cent rate are laid down this lower rate shall be decisive.

11. EVALUATION OF THE CLAIMS

11.1 The starting point for the establishing of the realisable value of the assigned demands or claims is the nominal value or estimated value. The following demands shall be deducted from the assigned demands,

       - those where the Bank has not acquired the demands by reason of a prohibition of assignment;

       -      those where counter demands exist which can be offset;

       - those where the validity of the assignment in respect of the registered office of the third party debtors being overseas or where the application of foreign law on the part of the Bank with reasonable expenditure cannot be established;

       - those which are afflicted with defence because the supplies and services on which they are based have not been fully implemented.

11.2 A deduction of 30% from the above-mentioned nominal value or estimated value shall be made as security.

11.3 THE PARTY FURNISHING THE SECURITY and the BANK can demand a new evaluation of the collateral security, if the latter's actual value considerably deviates from the established value as a result of ad interim alterations.

                             Contract of Assignment
                   Page 12 of the declaration dated 21.01.2000

12.  OTHER / FINAL CONDITIONS

12.1 In addition the general conditions of business of the BANK are applicable. These are already known to the Party furnishing the Security and can in any case be seen in every branch of the BANK. On request they will be sent by the BANK.

       12.2 German Law is applicable. The place of performance and jurisdiction is Frankfurt-am-Main.

       12.3 Verbal agreements have not been made. Alterations to this contract must be made in writing to be legally valid. This is also applicable for the removal of this condition.

       12.4 Should one or several conditions of this contract be partially or wholly ineffective or prove to be unworkable, the effectiveness of the remainder of the contract shall not be affected. The parties shall replace the partially or wholly ineffective condition(s) by
              (an) effective condition(s) which correspond(s) to the economic purpose desired and the content of the condition(s) to be replaced as closely as possible. This is applicable correspondingly for the event that the contract should prove to have any gaps in the regulations.

Signatures:

                                              /s/
Munich, 21.01.2000                       .................................
                                        (Signature of Party furnishing
                                         the Security )
                                             /s/
Munich, 21.01.2000                       .................................
                                        (Signature of the Bayerschen Hypo-
                                        und Vereinsbank AG))

To the
Bayersche Hypo- und Vereinsbank AG

                                                              Munich, 20.01.2000

Ladies and Gentlemen,

We have concluded a framework agreement with the company LambdaNet Communications GmbH Gunther Wagner Allee 18, 30177 Hannover (hereinafter referred to as "LambdaNet") on 21.09.1999 for the amount of DEM 46,539,974.00. We are aware that the company LambdaNet has assigned or will assign their claims to you. We hereby declare that we are expressly in agreement with the said assignment.

Munich, 21.01.2000                 /s/
                                   ........................................
                                   Nortel Dasa Network Systems GmbH & Co KG

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Auseinandersetzungsguthaben        credit balance in case of partition
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Ausgleichsanspruch                 claim for adjustment
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Belastungsfreiheit                 freedom from encumbrance
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Gewinnbezugsrecht                  right to draw a share of profits
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Liquidationserlos                  liquidation proceeds
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Nachschusspflicht              liability to make further contributions
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Pfandobjekt                        pledged property
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Pfandrechte                        (right of) lien
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Pfandungserklarung                 declaration of pledge
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Pfandungsvertrag                   contract of pledge
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Sicherungsrecht                    security right
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Verfugungsbefugnis                 power of disposal
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